As filed with the Securities and Exchange Commission on November 12, 2008.
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WILLBROS GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1623	Applied For
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4400 Post Oak Parkway
Suite 1000
Houston, Texas 77027
(713) 403-8000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert R. Harl
President and Chief Executive Officer
Willbros Group, Inc.
4400 Post Oak Parkway, Suite 1000
Houston, Texas 77027
(713) 403-8000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

WITH COPIES TO:

Robert J. Melgaard, Esq.
Greg S. Scharlau, Esq.
Conner & Winters, LLP
4000 One Williams Center
Tulsa, Oklahoma 74172
(918) 586-5711
(918) 586-8548 (Facsimile)

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed merger described in the enclosed proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering	Aggregate	Amount of
Securities to be Registered	Registered(1)	Price per Share	Offering Price(2)	Registration Fee
Common Stock ($0.05 par value)	46,025,550	N/A	$394,438,964	$15,501.45

(1)	Based on the maximum number of shares of common stock of Willbros Delaware to be provided to stockholders of Willbros Panama in the merger described herein (46,025,550) which is the sum of (a) the aggregate number of outstanding shares of common stock, par value $0.05 per share, of Willbros Panama on October 31, 2008, (b) the aggregate number of shares of Willbros Panama that may be issued pursuant to the exercise of outstanding stock options, (c) the aggregate number of shares of Willbros Panama that may be issued pursuant to the exercise or conversion of outstanding warrants and debt and other securities of Willbros Panama, (d) the aggregate number of shares of Willbros Panama that may be issued pursuant to other employee benefits plans, and (e) the number of shares of Willbros Panama common stock otherwise expected to be issued prior to the consummation of the merger.

(2)	Estimated solely to calculate the registration fee pursuant to Rule 457(f) and 457(c) of the Securities Act of 1933, as amended, as determined by the product of $8.57, the average of the high and low prices per share of Willbros Panama common stock on November 11, 2008, multiplied by 46,025,550, the maximum number of shares of common stock that may be required to be issued by Willbros Delaware in connection with the merger (calculated as set forth in note (1) above).

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This document shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY — SUBJECT TO COMPLETION, DATED NOVEMBER 12, 2008

PROXY STATEMENT/PROSPECTUS

          , 2008

Dear Willbros Group, Inc. Stockholder:

You are cordially invited to join us at a special meeting of stockholders of Willbros Group, Inc. to be held at the offices of Arias, Fabrega & Fabrega, P.H. Plaza 2000 Bldg., 16th Floor, 50th & 53rd Street, Panama City, Panama, on           ,          , 2008, at   a.m. local time.

We are pleased to present for your approval a proposed merger for the purpose of reorganizing your company. As a result of the merger, Willbros Group, Inc. will become a direct, wholly-owned subsidiary of a newly formed Delaware corporation also named Willbros Group, Inc. and you will become a stockholder of the new Delaware corporation. The proposal is explained in the attached proxy statement/prospectus, which we encourage you to read.

If the merger is completed, Willbros Group, Inc., a Delaware corporation that we recently formed (which we refer to as Willbros Delaware), and its subsidiaries will continue to conduct the business now conducted by Willbros Group, Inc., a Republic of Panama corporation (which we refer to as Willbros Panama), and its subsidiaries. We believe the merger will facilitate our business strategies, including our shift in strategic focus to include North America as a principal market, and improve our access to U.S. capital markets and our funding and strategic flexibility, improve our access to U.S. government and private sector contracts and enhance our operational focus.

In the merger, a newly formed Delaware corporation that is a wholly-owned subsidiary of Willbros Delaware will be merged with and into Willbros Panama. Willbros Panama will be the surviving company and continue to exist. Willbros Delaware will become the direct parent holding company of Willbros Panama. In the merger, your shares of Willbros Panama common stock will automatically be converted into the right to receive shares of common stock of Willbros Delaware. The number of Willbros Delaware shares you will own will be the same as the number of Willbros Panama shares you own immediately prior to the completion of the merger, and your relative economic ownership in the company will remain unchanged. The shares of Willbros Delaware common stock will be listed on the New York Stock Exchange under the symbol “WG,” which is the same symbol under which your existing shares of Willbros Panama common stock are currently listed. In addition, the merger will generally be tax free for Willbros Panama stockholders.

This proxy statement/prospectus provides you with specific information about the special meeting and explains the reorganization proposal in more detail. We encourage you to read this entire document carefully. Please consider the risk factors beginning on page 9 before voting on the merger proposal.

The merger cannot be completed unless the holders of a majority of our outstanding shares of common stock on November 18, 2008, approve it. Our board of directors has carefully considered and approved the merger agreement and recommends that you vote “FOR” its adoption. Whether or not you plan on attending the special meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice of special meeting and proxy statement/ prospectus, please sign, date and return the enclosed proxy card. We urge you to join us in supporting this important opportunity.

Sincerely yours,

Randy R. Harl
Chief Executive Officer, President and
Chief Operating Officer

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under this proxy statement/prospectus or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated          , 2008, and is first being mailed to stockholders on or about          , 2008.

WILLBROS GROUP, INC.
Plaza 2000 Building
50th Street, 8th Floor
P.O. Box 0816-01098
Panama, Republic of Panama

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held          , 2008

To the Stockholders of Willbros Group, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of Willbros Group, Inc., a Republic of Panama corporation (“Willbros Panama”), will be held at the offices of Arias, Fabrega & Fabrega, P.H. Plaza 2000 Bldg., 16th Floor, 50th & 53rd Street, Panama City, Panama, on          ,          2008 at   a.m. local time for the following purposes:

1. To adopt the Agreement and Plan of Merger, substantially in the form attached to the accompanying proxy statement/prospectus as Annex A (which we refer to as the merger agreement), among Willbros Panama, Willbros Group, Inc., a Delaware corporation (“Willbros Delaware”), and Willbros Merger, Inc., a Delaware corporation and wholly-owned subsidiary of Willbros Delaware (“Merger Sub”), pursuant to which: Merger Sub will be merged with and into Willbros Panama; Willbros Panama will be the surviving entity and become a direct subsidiary of Willbros Delaware; and you will become a stockholder of Willbros Delaware;

2. To approve postponements or adjournments of the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to adopt the merger agreement; and

3. To transact any other business as may properly come before the special meeting.

The Board of Directors has fixed the close of business on November 18, 2008, as the record date for the special meeting, and only holders of record of Willbros Panama’s common stock at such time will be entitled to vote at the special meeting or any adjournments thereof.

By order of the Board of Directors,

Dennis G. Berryhill
Secretary

YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Willbros Panama that is not included in or delivered with this document. The information incorporated herein that is not included in or being delivered with this proxy statement/prospectus is available to you without charge upon your written or oral request. You can obtain any document incorporated by reference in this proxy statement/prospectus, excluding all exhibits that have not been specifically incorporated by reference in those documents, on our website at http://www.willbros.com under “Investors” or by requesting it in writing or telephone from us at the following address or telephone number:

Willbros USA, Inc.
4400 Post Oak Parkway
Suite 1000
Houston, TX 77027
Attention: Investor Relations
(713) 403-8000

If you would like to request any documents, please do so by          , 2008, in order to receive them before the special meeting. Please read “Where You Can Find More Information” on page 39.

You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus and the registration statement of which this proxy statement/prospectus is a part to vote on the merger proposal being presented at the special meeting. No one has been authorized to provide you with information that is different from what is contained in this document.

This proxy statement/prospectus is dated          , 2008. You should not assume the information contained in this proxy statement is accurate as of any date other than this date, and neither the mailing of this proxy statement/prospectus to stockholders nor the issuance of the Willbros Delaware common stock in the merger implies that the information is accurate as of any other date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus, including the documents that we incorporate by reference, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated by reference in this proxy statement/prospectus that address activities, events or developments which we expect or anticipate will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), oil, gas, gas liquids and power prices, demand for our services, the amount and nature of future investments by governments, expansion and other development trends of the oil, gas and power industries, business strategy, expansion and growth of our business and operations, the outcome of government investigations and legal proceedings and other such matters are forward-looking statements. These forward-looking statements are based on assumptions and analyses we made in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties. As a result, actual results could differ materially from our expectations. Factors that could cause actual results to differ from those contemplated by our forward-looking statements include, but are not limited to, the following:

•	curtailment of capital expenditures in the oil, gas, power, refining and petrochemical industries;

•	the consequences we may encounter if the terms and conditions of our final settlements with the United States Department of Justice (“DOJ”) and the Securities and Exchange Commission (“the SEC”) are not complied with, including the imposition of civil or criminal fines, penalties, enhanced monitoring arrangements, or other sanctions that might be imposed by the DOJ and SEC;

•	the commencement by foreign governmental authorities of investigations into the actions of our current and former employees, and the determination that such actions constituted violations of foreign law;

•	difficulties we may encounter in connection with the previous sale and disposition of our Nigeria assets and Nigeria based operations, including obtaining indemnification for any losses we may experience if, due to the non-performance of Ascot, claims are made against any parent company guarantees we provided and which remained in place, in varying degrees, subsequent to the closing;

•	the dishonesty of employees and/or other representatives or their refusal to abide by applicable laws and our established policies and rules;

•	adverse weather conditions not anticipated in bids and estimates;

•	project cost overruns, unforeseen schedule delays, and the application of liquidated damages;

•	the occurrence during the course of our operations of accidents and injuries to our personnel, as well as to third parties, that negatively affect our safety record, which is a factor used by many clients to pre-qualify and otherwise award work to contractors in our industry;

•	cancellation of projects, in whole or in part;

•	failure to realize cost recoveries from projects completed or in progress within a reasonable period after completion of the relevant project;

•	inability to hire and retain sufficient skilled labor to execute our current work, our work in backlog and future work we have not yet been awarded;

•	inability to execute cost-reimbursable projects within the target cost, thus eroding contract margin but not contract income on the project;

•	political or social circumstances impeding the progress of our work and increasing the cost of performance;

•	failure to obtain the timely award of one or more projects;

•	inability to identify and acquire suitable acquisition targets on reasonable terms;

•	inability to obtain adequate financing;

•	inability to obtain sufficient surety bonds or letters of credit;

•	loss of the services of key management personnel;

•	the demand for energy moderating or diminishing;

•	downturns in general economic, market or business conditions in our target markets;

•	changes in the effective tax rate in countries where our work will be performed;

•	changes in applicable laws or regulations, or changed interpretations thereof;

•	changes in the scope of our expected insurance coverage;

•	inability to manage insurable risk at an affordable cost;

•	the occurrence of the risk factors listed elsewhere or incorporated by reference in this proxy statement/prospectus; and

•	other factors, most of which are beyond our control.

Consequently, all of the forward-looking statements made or incorporated by reference in this proxy statement/prospectus are qualified by these cautionary statements and there can be no assurance that the actual results or developments we anticipate will be realized or, even if substantially realized, that they will have the consequences for, or effects on, our business or operations that we anticipate today. Accordingly, you should not unduly rely on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC. See “Where You Can Find More Information” on page 40.

QUESTIONS AND ANSWERS

When and where will the special meeting be held?

The special meeting will be held at the offices of Arias, Fabrega & Fabrega, P.H. Plaza 2000 Bldg., 16th Floor, 50th & 53rd Street, Panama City, Panama, on          ,          , 2008, at   a.m. local time.

What is the transaction I am being asked to vote on at the special meeting?

You are being asked to vote on a proposal, which we refer to as the merger proposal, to approve the merger agreement for the purpose of reorganizing your company to change its place of incorporation from Panama to Delaware. As a result of the merger, Willbros Panama will become a wholly-owned subsidiary of Willbros Delaware, and you will become a stockholder of Willbros Delaware. The board of directors recommends you vote “FOR” this proposal.

How will the merger be accomplished?

Willbros Panama has formed a new, wholly-owned Delaware subsidiary, Willbros Delaware, which will, after the merger, become the new Delaware public parent company of the entire Willbros group of companies. A new Delaware company, Willbros Merger, Inc., which has been formed specifically for the merger and is owned by Willbros Delaware, will merge with and into Willbros Panama. Willbros Panama will be the surviving company in the merger and will become a direct, wholly-owned subsidiary of Willbros Delaware. Each share of Willbros Panama common stock outstanding immediately prior to the effective time of the merger will automatically convert into the right to receive a share of Willbros Delaware common stock. Willbros Delaware will continue to be engaged in the same business that Willbros Panama and its subsidiaries were engaged in before the merger. The additional steps in the merger are more fully described in “The Reorganization — Structure of the Merger” on page 12.

Why are we proposing this merger?

The merger is being proposed in order to reorganize the company as a Delaware corporation. In addition, if the merger proposal is approved at the special meeting and the merger consummated, we intend to effect an internal restructuring in connection with the reorganization to separate Willbros Panama from its subsidiary Willbros USA, Inc. (“Willbros USA”), so that Willbros USA will become a direct subsidiary of Willbros Delaware. When the company acquired its predecessor in 1992, it was anticipated that the operations of its subsidiaries would take place primarily outside the United States. However, due to deteriorating security, civil disturbances, adverse government actions, currency risks and potential political instability in certain oil-rich countries, we have in recent years focused our efforts in the North American market. While we will continue to seek international opportunities and serve customers in international locations, our reorganization in the United States as a Delaware corporation is more appropriate for our shift in strategic focus to include North America as a principal market. We believe our reorganization would enable us to (i) improve our access to the U.S. capital markets, increase funding and strategic flexibility, enhance borrowing capacities and reduce the cost of capital, (ii) improve our access to U.S. government and private sector contracts, and (iii) better focus management efforts on each U.S. and international operation and better attract and retain key employees. Please read “The Reorganization — Reasons for the Reorganization” beginning on page 12.

What will happen to my existing shares of common stock of Willbros Panama in the merger?

Your Willbros Panama shares will automatically be converted into the right to receive the same number of shares of common stock of Willbros Delaware. As a result of the merger, you will become a stockholder of Willbros Delaware and will own the same number and percentage of shares of Willbros Delaware common stock that you now own of Willbros Panama common stock. The shares of Willbros Delaware will have substantially the same attributes as your existing shares of common stock of Willbros Panama and will be listed on the New York Stock Exchange under the symbol “WG,” which is the same symbol under which your existing shares of common stock of Willbros Panama are currently listed.

v

Will the merger dilute my ownership interest?

No. The merger will not dilute your ownership interest. Immediately after the merger is consummated you will own the same percentage of Willbros Delaware common stock as you own of Willbros Panama common stock immediately prior to the completion of the merger.

Will I be taxed as a result of the merger?

We believe that the merger will generally be tax-free under U.S. federal income tax laws. We expect that you will not recognize any gain or loss for U.S. federal income tax purposes upon your receipt of Willbros Delaware common stock in exchange for your shares of Willbros Panama common stock in the merger. The tax consequences to you will depend on your own situation. You should consult your own tax advisors concerning the specific tax consequences of the merger to you, including any foreign, state, or local tax consequences of the merger. For further information, see “Material Income Tax Consequences.”

Will Willbros Delaware or Willbros Panama be taxed as a result of the reorganization?

We believe that Willbros Delaware and Willbros Panama will not recognize gain or loss for U.S. federal income tax purposes in connection with consummation of the reorganization. However, changes in tax laws, treaties or regulations or the interpretation or enforcement of these tax laws, treaties or regulations, could adversely affect the tax consequences of the reorganization to Willbros Delaware, its subsidiaries and the stockholders of Willbros Delaware and its subsidiaries. In addition, if the U.S. Internal Revenue Service or other taxing authorities do not agree with our assessment of the effects or interpretation of these laws, treaties and regulations, this could have a material adverse effect on the tax consequences of the reorganization.

When do we expect to complete the merger?

We intend to complete the merger promptly after the stockholders of Willbros Panama approve the merger agreement at the special meeting, although the board of directors may delay completion of the merger for some period of time after stockholder approval pending receipt of third party consents or for other business reasons.

Why was Delaware selected as the place of incorporation of the new parent company?

The State of Delaware has adopted comprehensive, modern and flexible corporate laws which are updated and revised periodically to meet changing business needs. The corporation law of Delaware is widely regarded as the most extensive and well-defined body of corporate law in the United States. Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations.

Will the merger affect current operations? What about the future?

The merger will have no immediate major impact on how we conduct day-to-day operations. The location of future operations will generally depend on the needs of our business, independent of our place of incorporation. However, we are hopeful that the change in domicile from Panama to the U.S. to more appropriately reflect our shift in strategic focus to include North America as a principal market will, as previously discussed: (i) improve our access to capital markets, increase funding and strategic flexibility, enhance borrowing capacities and reduce the cost of capital, (ii) improve our access to U.S. government and private sector contracts, and (iii) better focus management efforts on each U.S. and international operation and better attract and retain key employees.

What vote is required to approve the merger proposal?

In order for us to effect the merger, we need the affirmative vote of holders of a majority of all issued and outstanding shares of our common stock. Therefore, if you abstain or otherwise do not vote on the merger proposal, it will have the effect of a vote “against” the proposal. Please read “The Special Meeting — Vote Required for Approval” on page 18.

Will I be able to trade my shares during the time it takes to complete the merger?

Yes.

Do I have to exchange my stock certificates?

Yes. At the effective time of the merger, Willbros Delaware will cause certificates representing a sufficient number of shares of Willbros Delaware common stock to be deposited with an exchange agent for the purpose of enabling stockholders to exchange their Willbros Panama common stock for an equal number of shares of Willbros Delaware common stock. After the merger occurs, Mellon Investor Services, LLC, the exchange agent appointed by Willbros Delaware in connection with the merger, will send a letter of transmittal to stockholders of Willbros Panama that will provide instructions on these exchange procedures. Please do not send any stock certificates at this time. For further information, please read “The Reorganization — Share Conversion; Exchange of Shares” beginning on page 15.

Who is entitled to vote at the special meeting?

All holders of record of Willbros Panama common stock as of the close of business on November 18, 2008, the record date, are entitled to vote, or to grant proxies to vote, at the special meeting. On the record date, there were          shares of Willbros Panama common stock issued and outstanding. Each share of Willbros Panama common stock is entitled to cast one vote.

Who is soliciting these proxies?

Your vote and proxy is being solicited by Willbros Panama’s board of directors for use at the special meeting. This proxy statement/prospectus and enclosed proxy card are first being sent to stockholders beginning on or about           , 2008. In addition, Willbros Panama has retained Georgeson Inc. (“Georgeson”) to aid in the solicitation of proxies. For the services, Willbros Panama will pay Georgeson a fee of $10,000, plus out-of-pocket disbursements and expenses. This fee does not include the costs of preparing, printing, assembling, delivering and mailing the proxy materials. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by Willbros Panama’s board of directors or employees who will not be additionally compensated therefor, but who may be reimbursed for their out-of-pocket expenses in connection therewith. Proxy materials also will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names.

How do I vote if my shares are registered in my name?

By completing, signing and returning your proxy card in the enclosed postage-prepaid envelope, you will authorize the persons named on the proxy card to vote your shares according to your instructions. Please vote as soon as possible even if you currently plan to attend the meeting in person, so that your shares may be represented and voted at the special meeting.

How do I vote if my broker holds my shares in “street name”?

You should follow the voting instructions provided by your broker.

If my broker holds my shares in “street name,” will my broker vote my shares for me on the merger proposal?

If you do not provide your broker with instructions on how to vote your “street name” shares, your broker will not be permitted to vote them for or against the merger. You should complete and return the enclosed form of proxy or be sure to provide your broker with instructions on how to vote your shares.

What do I do if I want to change my vote?

There are three ways in which you may revoke your proxy and change your vote:

•	First, you may send a written notice to our proxy solicitor, Georgeson, stating that you would like to revoke your proxy. This notice must be received prior to the special meeting.

•	Second, you may complete and submit a new, later-dated proxy by marking, signing and mailing a new proxy. The latest dated proxy actually received by Willbros Panama prior to the special meeting will be the one that is counted, and all earlier proxies will be revoked.

•	Third, you may attend the special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. At the special meeting, the chairman of the meeting will announce instructions for you to follow if you wish to revoke your proxy and vote in person at the meeting. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change or revoke your proxy.

What do I do if I receive multiple proxy cards?

If you receive multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all of your shares are voted.

How will my shares be voted if I do not indicate how I wish to vote?

If you sign the proxy card but do not indicate how you wish to vote on the merger proposal, the persons named on the proxy card will vote FOR the approval of the merger agreement.

What will constitute a quorum at the special meeting?

The presence, in person or by proxy, of the holders of a majority of the shares issued, outstanding and entitled to vote will constitute a quorum at the special meeting. If you have properly signed and returned your proxy card by mail, you will be considered part of the quorum. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached.

Who do I contact with further questions?

You may contact our proxy solicitor:

Georgeson Inc.
199 Water Street
New York, New York 10038
Toll free: (877) 868-5008
Weekdays: 9 a.m. to 11 p.m. Eastern Time
Saturdays: 10 a.m. to 4 p.m. Eastern Time

Or us:

c/o Willbros USA, Inc.
4400 Post Oak Parkway
Suite 1000
Houston, Texas 77027
Attention: Corporate Secretary
(713) 403-8000

SUMMARY

This summary highlights selected information from this document and may not contain all of the information that is important to you. To better understand the merger proposal, and for a more complete description of the legal terms of the merger agreement and related transactions, you should read carefully this entire document, including the Annexes, and the additional documents to which we have referred you. You can find information with respect to these additional documents in “Where You Can Find More Information.” The merger agreement is attached as Annex A to this document. The certificate of incorporation and bylaws that will govern Willbros Delaware, the company of which you will own shares of common stock if the merger is approved, are attached as Annexes B and C, respectively.

Parties to the Merger Agreement

Willbros Group, Inc., a Republic of Panama Corporation

Willbros Panama is a leading provider of energy services to key global end markets including the oil and gas, refinery, petrochemical and power industries. Our services, which include engineering, procurement and construction (which when performed together we refer to as “EPC”), turnaround, maintenance and other specialty services, are critical to the ongoing expansion and operation of energy infrastructure. Within the global energy market, we specialize in designing, constructing, upgrading and repairing midstream infrastructure such as pipelines, compressor stations and related facilities for onshore and coastal locations as well as downstream facilities, such as refineries. We also provide specialty turnaround services, tank services, heater services and safety services and fabricate specialty items for hydrocarbon processing units.

Willbros Panama is a top tier, global pipeline contractor to the hydrocarbon pipeline market, having performed work in 59 countries and constructed over 200,000 kilometers of pipelines in our history. We complement our pipeline end market expertise with our service offerings to the downstream hydrocarbon processing market providing integrated solutions for turnaround, maintenance and capital projects for the refining and petrochemical industries. Willbros Panama has performed these downstream services for 60 of 149 refineries in the United States. We offer our clients full asset lifecycle services and in some cases, we provide the entire scope of services for a project, from front-end engineering and design to procurement, construction, commissioning and ongoing facility operations and maintenance. With nearly 100 years of expertise in the global energy infrastructure market, Willbros Panama’s full asset lifecycle services are utilized by major pipeline transportation companies and exploration, production and refining companies and government entities worldwide.

Willbros Group, Inc., a Delaware Corporation

Willbros Delaware is a newly formed Delaware corporation and is initially a wholly-owned subsidiary of Willbros Panama. Willbros Delaware has no significant assets or capitalization and has not engaged in any business or other activities other than in connection with its formation and the merger and related transactions. As a result of the merger, it will become the direct parent holding company of Willbros Panama.

Willbros Merger, Inc.

Willbros Merger, Inc. (which we refer to as Merger Sub) is a newly formed Delaware corporation and a wholly-owned, direct subsidiary of Willbros Delaware. Merger Sub will merge with and into Willbros Panama. Willbros Panama will be the surviving company in the merger and become a direct, wholly-owned subsidiary of Willbros Delaware. Merger Sub has no significant assets or capitalization unrelated to the merger and has not engaged in any business or other activities except in connection with its formation and the merger and related transactions. Please read “The Reorganization — Structure of the Merger” on page   .

The principal executive offices of Willbros Delaware are located at 4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027, and its telephone number is (713) 403-8000.

Willbros Panama is incorporated in the Republic of Panama and it maintains its headquarters at Plaza 2000 Building, 50th Street, 8th Floor, P.O. Box 0816-01098, Panama, Republic of Panama, and its telephone number is +50-7-213-0947. Administrative services are provided to Willbros Panama by its subsidiary, Willbros USA, whose administrative headquarters are located at 4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027, and whose telephone number is (713) 403-8000.

Recent Developments

Resolution of Criminal and Regulatory Matters

As previously disclosed, the May 2008 agreement in principle among the DOJ, Willbros Panama, and its subsidiary, Willbros International, Inc. (“WII”), to settle the DOJ’s investigation into violations of the Foreign Corrupt Practices Act (the “FCPA”), reached final approval by the DOJ. The terms of the final agreement are included in a Deferred Prosecution Agreement (the “DPA”), more fully described below, which, along with a six count criminal Information (the “Information”), was filed in the United States District Court, Southern District of Texas, Houston Division (the “Court”). When the requirements of the DPA are satisfied, the DOJ will dismiss the Information. Also in May 2008, a final agreement was reached by us with the SEC to resolve the SEC’s investigation into violations of the FCPA, the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The final settlement with the SEC has been entered and approved by the Court. These investigations stemmed primarily from our former operations in Bolivia, Ecuador and Nigeria.

As described more fully below, the settlements together will require us to pay, over approximately three years, a total of $32.3 million in penalties and disgorgement of profits, plus post-judgment interest on $7.725 million of that amount. In addition, Willbros Panama and WII will, for a period of approximately three years, each be subject to the DPA with the DOJ. Finally, we will be subject to a permanent injunction barring future violations of certain provisions of the federal securities laws.

More specifically, the terms of the final settlement agreement concluded by Willbros Panama and WII on May 14, 2008, with the DOJ include the following:

•	The six counts include conspiracy to violate the FCPA, violations of the FCPA’s anti-bribery provisions and violations of the FCPA’s books-and-records provisions. Willbros Panama and WII will face prosecution by the DOJ for the charges alleged in the Information, and possibly other charges as well, if they fail to comply with the DPA.

•	The DPA requires, for the three-year term of the DPA, continued full cooperation with the DOJ in its investigation; continued implementation of a compliance and ethics program to prevent and detect violations of the FCPA and other anti-corruption laws; and continued review of existing internal controls, policies and procedures in order to ensure that Willbros Panama and WII maintain adequate controls and a rigorous anti-corruption compliance code.

•	The DPA also requires Willbros Panama and WII, at their expense, to engage an independent monitor for three years to assess and make recommendations about their compliance with the DPA. The independent monitor selection process is now underway with the DOJ having taken under consideration the candidate for independent monitor proposed by us.

•	Provided that Willbros Panama and WII comply with the DPA, the DOJ has agreed not to prosecute Willbros Panama or WII based on the conduct described in the DPA and to move to dismiss the Information after three years.

•	As part of the DPA, we will pay $22.0 million in fines in four installments, consisting of the $10.0 million payment made at signing on May 14, 2008, and $4.0 million annually for three years thereafter, with no interest due on the unpaid amounts.

With respect to the final settlement agreement concluded by us on May 14, 2008, with the SEC:

•	The SEC filed in the Court a Complaint (the “SEC Complaint”) and a proposed Agreed Final Judgment against us (the “Judgment”). Without admitting or denying the allegations in the SEC Complaint, we consented to the filing of the SEC Complaint and entry of the Judgment to resolve the SEC’s investigation. The SEC Complaint alleges civil violations of the FCPA’s anti-bribery provisions, the FCPA’s books-and-records and internal control provisions and various antifraud provisions of the Securities Act and the Exchange Act. Since approved by the Court, the Judgment now permanently enjoins us from violating the FCPA’s anti-bribery, books-and-records, and internal control provisions and certain antifraud provisions of the Securities Act and the Exchange Act.

•	The Judgment requires us to pay $8.9 million for disgorgement of profits and $1.4 million of pre-judgment interest. The disgorgement and pre-judgment interest are payable in four equal installments of $2.575 million first on signing, and annually for three years thereafter. The first payment was made at signing on May 14, 2008. Post-judgment interest will be payable on the outstanding balance of $7.725 million.

The settlement agreements, and our obligations thereunder, will not be affected by the merger.

The Reorganization (Page 12)

The Merger.  Willbros Panama’s board of directors has approved and recommends that you adopt the merger agreement. The terms of the merger are set forth in the merger agreement attached as Annex A to this proxy statement/prospectus. As a result of the merger, you will own shares in a Delaware corporation rather than a Republic of Panama corporation. For a more detailed description of the differences between your rights under Delaware law and under Panama law, please read “Comparison of Rights of Stockholders of Willbros Panama Capital Stock and Willbros Delaware Capital Stock.” After completion of the merger, Willbros Delaware and its subsidiaries will continue to conduct the same business that Willbros Panama and its subsidiaries now conduct.

The merger involves the following steps:

•	Merger Sub will merge with and into Willbros Panama. Willbros Panama will be the surviving entity and become a direct, wholly-owned subsidiary of Willbros Delaware (which we refer to herein as the merger or the “Merger”).

•	In the merger, each outstanding share of common stock of Willbros Panama will automatically convert by operation of law into the right to receive one share of Willbros Delaware common stock. Stockholders of Willbros Panama will own exactly the same number of shares of Willbros Delaware common stock immediately after the merger as they owned in Willbros Panama immediately before the merger. In addition, each of the outstanding options and warrants to purchase shares of Willbros Panama common stock, if not exercised before the completion of the merger, will become options and warrants to acquire, at the same exercise price, an identical number of shares of Willbros Delaware common stock. Restricted stock units that are denominated in shares of Willbros Panama common stock will be denominated in an identical number of shares of Willbros Delaware common stock after the merger. For a description of the terms of the Willbros Delaware common stock, please read the discussion under “Description of Willbros Delaware Capital Stock.”

Stockholders will be required to exchange their stock certificate(s) as a result of the merger. Each outstanding certificate representing shares of Willbros Panama shall automatically represent the right to receive the same number of shares of Willbros Delaware common stock. Following the merger, certificates for shares of common stock of Willbros Delaware will be issued upon surrender of certificates for existing shares of common stock of Willbros Panama to an exchange agent appointed by Willbros Delaware. Please do not send any stock certificates at this time.

The Internal Spin-Off.  If the merger proposal is approved at the special meeting and the merger consummated, we intend to effect an internal restructuring pursuant to a spin-off in connection with the reorganization to separate Willbros Panama from its subsidiary Willbros USA, so that Willbros USA will become a direct subsidiary of Willbros Delaware (which we refer to herein as the internal spin-off or “Internal Spin-Off”, and together with the merger, constitute the reorganization or the “Reorganization”). The internal spin-off does not require the approval of the stockholders of Willbros Panama, and, accordingly, your proxy is not being solicited with respect to this transaction.

The internal spin-off involves the following steps:

•	Willbros Panama will distribute 60% of the outstanding common stock of Willbros USA to Willbros Delaware; and

•	Willbros Panama will distribute all of the outstanding common stock of Musketeer Oil B.V., a Netherlands subsidiary holding company that owns the other 40% of the common stock of Willbros USA, to Willbros Delaware.

Reasons for the Reorganization (Page 12)

The merger is being proposed in order to reorganize the company as a Delaware corporation. When the company acquired its predecessor in 1992, it was anticipated that the operations of its subsidiaries would take place primarily outside the United States. However, due to deteriorating security, civil disturbances, adverse government actions, currency risks and potential political instability in certain oil-rich countries, we have in recent years focused our efforts in the North America market. While we will continue to seek international opportunities and serve customers in international locations, our reorganization in the United States as a Delaware corporation is more appropriate for our shift in strategic focus to include North America as a principal market. We believe our reorganization would enable us to (i) improve our access to the U.S. capital markets, increase funding and strategic flexibility, enhance borrowing capacities and reduce the cost of capital, (ii) improve our access to U.S. government and private sector contracts, and (iii) better focus management efforts on each U.S. and international operation and better attract and retain key employees. For a discussion of the risk factors associated with the reorganization, please read the discussion under “Risk Factors” beginning on page 9.

Material Income Tax Consequences (Page 31)

We have requested and received a private letter ruling from the U.S. Internal Revenue Service to the effect that (i) the Merger qualifies as a reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) the Internal Spin-Off qualifies as a distribution under Section 355 of the Code (the “Reorganization Tax Ruling”). With respect to certain requirements for tax-free treatment under Section 355 of the Code on which the Internal Revenue Service does not rule, we have received an opinion of Sidley Austin LLP, our special U.S. tax counsel, to the effect that such requirements will be satisfied.

We believe that the Reorganization generally will be a tax-free transaction under U.S. federal income tax laws. We expect that you will not recognize any gain or loss for U.S. federal income tax purposes upon your receipt of Willbros Delaware common stock in exchange for your shares of Willbros Panama common stock in the Reorganization. In addition, we believe that no income, gain or loss will be recognized by Willbros Delaware, Willbros Panama or Merger Sub in connection with the Reorganization.

The Reorganization Tax Ruling and the opinion of our tax counsel are or will be based, in part, on assumptions and representations as to factual matters made by us, as requested by the Internal Revenue Service or counsel, which, if incorrect, could jeopardize the conclusions reached by the Internal Revenue Service and our tax counsel. The Reorganization Tax Ruling does not address certain material legal issues that could affect its conclusions, and reserves the right of the Internal Revenue Service to raise such issues upon a subsequent audit. The continuing validity of the Reorganization Tax Ruling and opinion of counsel is subject to the validity of certain representations and assumptions made in connection with obtaining the Reorganization Tax Ruling and opinion. If any of those assumptions or representations is inaccurate as of the effective time of the Merger or Internal Spin-Off, the tax consequences of the Merger or Internal Spin-Off could differ materially from those described above. We are not aware of any facts or circumstances that should cause such representations and assumptions to be inaccurate. Opinions of counsel neither bind the Internal Revenue Service or any court, nor preclude the Internal Revenue Service from adopting a contrary position.

If the Merger does not qualify as a tax-free reorganization under Section 368(a) of the Code, each Willbros Panama stockholder who receives Willbros Delaware common stock in exchange for Willbros Panama common stock would recognize taxable gain or loss equal to the difference between the fair market value of the Willbros Delaware common stock received and such stockholder’s basis in the Willbros Panama common stock exchanged therefor.

If the Internal Spin-Off does not qualify as a distribution under Section 355 of the Code, Willbros Panama would recognize gain in a taxable spin-off equal to the excess of the fair market value of the Willbros USA common stock distributed to Willbros Delaware over Willbros Panama’s tax basis in the Willbros USA common stock for U.S. federal income tax purposes. (Willbros Panama owns 60% of the outstanding stock of Willbros USA and all the outstanding stock of Musketeer Oil B.V., a Netherlands holding company that owns the other 40% of the outstanding stock of Willbros USA. Musketeer Oil B.V. is a disregarded entity for United States federal income tax purposes. Therefore, the Internal Spin-Off will be treated for such tax purposes as the distribution by Willbros Panama to Willbros Delaware of all the outstanding stock of Willbros USA.) In addition, Willbros Delaware’s receipt of the Willbros USA common stock in the Internal Spin-Off would be treated as the receipt of a taxable dividend in an amount equal to the fair market value of the Willbros USA common stock received to the extent of Willbros Panama’s current and accumulated earnings and profits (as increased to reflect any current income, including any gain, recognized by Willbros Panama on the taxable spin-off). Any amount that exceeded Willbros Panama’s earnings and profits would be treated first as non-taxable return of capital to the extent of Willbros Delaware’s tax basis in its Willbros Panama common stock with any remaining amounts being taxed as capital gain to Willbros Delaware.

The tax consequences to you will depend on your own situation. You should consult your own tax advisors concerning the specific tax consequences of the reorganization to you, including any foreign, state, or local tax consequences of the reorganization. For further information, see “Material Income Tax Consequences.”

Comparison of Rights of Stockholders (Page 22)

The principal attributes of the existing Willbros Panama common stock and the Willbros Delaware common stock will be substantially similar. There are differences, however, between the rights of stockholders under Delaware law and stockholders under Panama law. In addition, there are differences between Willbros Panama’s articles of incorporation and by-laws and Willbros Delaware’s certificate of incorporation and bylaws. We encourage you to read the section titled “Comparison of Rights of Stockholders of Willbros Panama Capital Stock and Willbros Delaware Capital Stock” for a more detailed discussion of these differences.

Stock Exchange Listing; Recent Stock Prices (Page 17)

Immediately following the merger, Willbros Delaware’s common stock will be listed on the New York Stock Exchange under the symbol “WG,” the same symbol under which Willbros Panama’s common stock is currently listed. The closing price per share of Willbros Panama’s common stock on the New York Stock Exchange was $      on          , 2008. The high and low sales prices of Willbros Panama’s common stock on the New York Stock Exchange were $9.57 and $7.57 on November 11, 2008, the last trading day before the public announcement of the proposed merger.

No Dissenters’ or Appraisal Rights (Page 16)

You will not have dissenters’ or appraisal rights in connection with the merger.

Accounting Treatment of the Merger (Page 17)

The merger will be accounted for as a merger of entities under common control that will not result in changes in our historical consolidated carrying amounts of assets, liabilities and stockholders’ equity.

The Special Meeting (Page 17)

The special meeting will be held at the offices of Arias, Fabrega & Fabrega, P.H. Plaza 2000 Bldg., 16th Floor, 50th & 53rd Street, Panama City, Panama, on          ,          , 2008, at   a.m. local time.

At the special meeting, the stockholders of Willbros Panama will be asked:

•	to adopt the merger agreement; and

•	to approve postponements or adjournments of the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

Record Date; Vote Required (Page 18)

You can vote at the special meeting of stockholders if you owned Willbros Panama common stock at the close of business on November 18, 2008, the record date. On that date, there were           shares of Willbros Panama common stock outstanding and entitled to vote.

Adoption of the merger agreement requires the affirmative vote of holders of a majority of the shares of Willbros Panama common stock issued and outstanding on the record date. Abstentions and broker non-votes will, therefore, effectively be counted as votes against adoption of the merger agreement.

Approval of any motion to adjourn or postpone the special meeting requires the affirmative vote of at least a majority of the shares of Willbros Panama common stock represented at the special meeting, whether or not a quorum is present. Abstentions and broker non-votes will not be counted as votes cast and will have no effect for purposes of determining whether a proposal to adjourn or postpone the special meeting is approved.

The board of directors of Willbros Panama has approved the merger agreement and recommends that you vote “FOR” its adoption.

Certain Financial Information

We have not included pro forma financial or comparative per share information concerning Willbros Panama that gives effect to the merger because, immediately after completion of the merger, the consolidated financial statements of Willbros Delaware will be substantially the same as Willbros Panama’s consolidated financial statements immediately prior to the merger and the merger will result in the conversion of each share of Willbros Panama common stock into the right to receive one share of Willbros Delaware common stock. Prior to the merger, Willbros Delaware will have no assets, liabilities or operations other than incident to its formation. Following completion of the merger, Willbros Panama’s 6.5% convertible senior notes due 2012 and 2.75% convertible senior notes due 2024 will become obligations of Willbros Delaware. As of September 30, 2008, there was an aggregate of approximately $32.1 million of the 6.5% convertible senior notes and approximately $59.4 million of the 2.75% convertible senior notes outstanding. In addition, Willbros Panama’s guarantee of the obligations under our $150.0 million senior secured credit facility will be replaced by the guarantee of Willbros Delaware upon completion of the merger.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth selected historical consolidated financial statement information of Willbros Panama as of and for the years ended December 31, 2007, 2006, 2005, 2004 and 2003, which has been derived from Willbros Panama’s audited consolidated financial statements, and as of and for the nine months ended September 30, 2008 and 2007, which has been derived from Willbros Panama’s unaudited consolidated financial statements. In the opinion of Willbros Panama’s management, the unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting of only normal, recurring adjustments, necessary for a fair presentation of the information set forth therein. Interim results are not necessarily indicative of full-year results. This financial information should be read in conjunction with the audited and unaudited consolidated financial statements of Willbros Panama, including the notes thereto, incorporated in this proxy statement/prospectus by reference. See “Where You Can Find More Information.”

						Nine Months Ended
	Year Ended December 31,					September 30,
	2007	2006	2005(1)	2004(1)(2)	2003(1)(2)	2008	2007
						(Unaudited)
	(In thousands, except per share data)

Statement of Operations Data:
Contract revenue	$947,691	$543,259	$294,479	$272,794	$271,021	$1,450,002	$610,168
Operating expenses:(3)
Contract(3)	847,918	497,236	273,273	229,344	258,012	1,256,680	550,995
Amortization of intangibles	794	—	—	—	—	7,828	—
General and administrative(3)	68,071	58,054	46,837	35,314	30,263	85,939	43,313
Government fines	22,000	—	—	—	—	—	22,000

Operating income (loss)	8,908	(12,031)	(25,631)	8,136	(17,254)	99,555	(6,140)
Interest expense, net	(3,103)	(8,265)	(3,904)	(2,480)	(518)	(5,079)	(2,119)
Other income (expense)	(3,477)	569	742	(387)	(965)	204	(2,019)
Loss on early extinguishment of debt	(15,375)	—	—	—	—	—	(15,375)

Income (loss) from continuing operations before income taxes	(13,047)	(19,727)	(28,793)	5,269	(18,737)	94,680	(25,653)
Provision (benefit) for income taxes	14,503	2,308	1,668	(1,027)	(8,726)	36,450	7,793

Net income (loss) from continuing operations	(27,550)	(22,035)	(30,461)	6,296	(10,011)	58,230	(33,446)
Income (loss) from discontinued operations net of provision for income taxes	(21,414)	(83,402)	(8,319)	(27,111)	(906)	3,042	(21,494)

Net income (loss)	$(48,964)	$(105,437)	$(38,780)	$(20,815)	$(10,917)	$61,272	$(54,940)

Basic income (loss) per share:
Continuing operations	$(0.94)	$(0.98)	$(1.43)	$0.30	$(0.49)	$1.52	$(1.22)
Discontinued operations	(0.73)	(3.72)	(0.39)	(1.29)	(0.04)	0.08	(0.78)

Net income (loss)	$(1.67)	$(4.70)	$(1.82)	$(0.99)	$(0.53)	$1.60	$(2.00)

Diluted income (loss) per share:
Continuing operations	$(0.94)	$(0.98)	$(1.43)	$0.30	$(0.49)	$1.41	$(1.22)
Discontinued operations	(0.73)	(3.72)	(0.39)	(1.29)	(0.04)	0.07	(0.78)

Net income (loss)	$(1.67)	$(4.70)	$(1.82)	$(0.99)	$(0.53)	$1.48	$(2.00)

						Nine Months Ended
	Year Ended December 31,					September 30,
	2007	2006	2005(1)	2004(1)(2)	2003(1)(2)	2008	2007
						(Unaudited)
	(In thousands, except per share data)

Weighted average shares of common stock outstanding:
Basic	29,259	22,441	21,258	20,922	20,662	38,237	27,422

Diluted	29,259	22,441	21,258	20,922	20,662	43,864	27,422

Cash Flow Data:
Cash provided by (used in):
Operating activities	$(17,812)	$(103,352)	$(37,117)	$37,410	$(15,209)	$100,025	$(19,649)
Investing activities	(150,601)	33,373	(36,964)	(36,751)	(32,589)	(23,943)	66,952
Financing activities	221,359	51,550	56,830	54,362	17,794	(40,917)	(28,445)
Effect of exchange rate changes	2,297	139	17	(829)	631	(499)	2,208
Balance Sheet Data (at period end):
Cash and cash equivalents	$92,886	$37,643	$55,933	$73,167	$18,975	$127,552	$58,709
Working capital	201,348	170,825	204,960	108,643	83,728	263,055	122,286
Total assets	779,413	589,982	498,885	417,110	304,694	871,022	443,854
Total liabilities	383,312	490,323	353,651	237,066	110,167	404,617	337,396
Total debt	152,346	167,139	138,020	73,495	18,322	132,365	139,372
Stockholders’ equity	396,101	97,931	145,234	180,044	194,527	466,405	106,458

(1)	These amounts have been changed retrospectively to reflect the classification of discontinued operations as filed in the Form 8-K on December 12, 2006.

(2)	These amounts are presented as restated in the annual report on Form 10-K for the year ended December 31, 2004.

(3)	Historically, Willbros Panama has shown depreciation and amortization as a separate line item on its Consolidated Statements of Operations. Effective for the fiscal year ended December 31, 2007, depreciation and amortization related to operating activities is included in Contract and depreciation and amortization related to general and administrative activities is included General and Administrative. This change in presentation was made to bring Willbros Panama’s presentation of financial results in line with its peers and provide greater comparability of its results within the industry.

RISK FACTORS

In considering whether to vote in favor of the merger proposal, you should consider all of the information we have included in this proxy statement/prospectus, including its Annexes, and all of the information included in the documents we have incorporated by reference. In addition, you should pay particular attention to the risks discussed in Willbros Panama’s annual report on Form 10-K for the year ended December 31, 2007, and quarterly report on Form 10-Q for the quarterly period ended September 30, 2008, and the risks described below.

If the Merger does not qualify as a tax-free reorganization under Section 368(a) of the Code, then you will recognize taxable gain or loss. If the Internal Spin-Off does not constitute a tax-free distribution under Section 355 of the Code, then we may be responsible for payment of significant U.S. federal income taxes.

The Reorganization Tax Ruling issued by the Internal Revenue Service and the opinions of counsel relating to the Reorganization are based, in part, on assumptions and representations as to factual matters made by us, as requested by the Internal Revenue Service or counsel, which, if incorrect, could jeopardize the conclusions reached by the Internal Revenue Service and counsel. The continuing validity of the Reorganization Tax Ruling and the opinions of counsel is subject to the validity of certain representations and assumptions made in connection with obtaining the Reorganization Tax Ruling and such opinions. If any of those assumptions or representations is inaccurate as of the effective time of the Merger and Internal Spin-Off, the tax consequences of the Merger and Internal Spin-Off could differ materially from those described herein. We are not aware of any facts or circumstances that should cause such representations and assumptions to be inaccurate.

The Reorganization Tax Ruling does not address certain material legal issues that could affect its conclusions, and reserves the right of the Internal Revenue Service to raise such issues upon a subsequent audit. Opinions of counsel neither bind the Internal Revenue Service or any court, nor preclude the Internal Revenue Service from adopting a contrary position. No assurance can be given that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of those set forth herein.

If the Merger does not qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code, each Willbros Panama stockholder who receives Willbros Delaware common stock in exchange for Willbros Panama common stock would recognize taxable gain or loss equal to the difference between the fair market value of the Willbros Delaware common stock received and such stockholder’s basis in the Willbros Panama common stock exchanged therefor.

If the Internal Spin-Off does not qualify as a distribution under Section 355 of the Code, Willbros Panama would recognize gain in a taxable spin-off equal to the excess of the fair market value of the Willbros USA common stock distributed to Willbros Delaware over Willbros Panama’s tax basis in the Willbros USA common stock for U.S. federal income tax purposes. In addition, Willbros Delaware’s receipt of the Willbros USA common stock in the Internal Spin-Off would be treated as the receipt of a taxable dividend in an amount equal to the fair market value of the Willbros USA common stock received to the extent of Willbros Panama’s current and accumulated earnings and profits (as increased to reflect any current income, including any gain, recognized by Willbros Panama on the taxable spin-off). Any amount that exceeded Willbros Panama’s earnings and profits would be treated first as non-taxable return of capital to the extent of Willbros Delaware’s tax basis in its Willbros Panama common stock with any remaining amounts being taxed as capital gain to Willbros Delaware. (Willbros Panama owns 60% of the outstanding stock of Willbros USA and all the outstanding stock of Musketeer Oil B.V., a Netherlands holding company that owns the other 40% of the outstanding stock of Willbros USA. Musketeer Oil B.V. is a disregarded entity for United States federal income tax purposes. Therefore, the foregoing discussion reflects the fact that the Internal Spin-Off will be treated for such tax purposes as the distribution by Willbros Panama to Willbros Delaware of all the outstanding stock of Willbros USA.)

Your rights as a stockholder may be adversely affected as a result of the merger.

Because of differences in Delaware law and Panama law and differences in the governing documents of Willbros Delaware and Willbros Panama, your rights as a stockholder will change if the merger is completed. For a description of these differences, please read “Comparison of Rights of Stockholders of Willbros Panama Capital Stock and Willbros Delaware Capital Stock.”

As with Willbros Panama, Willbros Delaware’s charter documents and Delaware law will contain provisions that may delay or prevent a third-party acquisition of Willbros Delaware, which may adversely affect the market price of Willbros Delaware common stock.

If the merger is completed, the certificate of incorporation and bylaws of Willbros Delaware will be the certificate of incorporation and bylaws of the company. Under these charter documents, the board of directors will retain the authority currently available to it to issue up to 1,000,000 shares of preferred stock and to determine the rights, preferences and restrictions, including the voting rights, of such shares without any vote or action by holders of the company’s common stock. The issuance of preferred stock could, among other things, adversely affect the voting power of the holders of Willbros Delaware’s common stock and, under certain circumstances, make it more difficult for a third party to gain control of Willbros Delaware.

In addition, the certificate of incorporation and bylaws of Willbros Delaware contain other provisions that may have the effect of delaying, deterring or preventing a change of control. For example, Willbros Delaware’s certificate of incorporation and bylaws:

•	provide for a classified board of directors, which allows only one-third of the directors to be elected each year;

•	restrict the ability of stockholders to take action by written consent;

•	establish advance notice requirements for nominations for election to the board of directors; and

•	prohibit stockholders from calling a special meeting of stockholders.

Willbros Delaware will not retain the current stockholder rights plan maintained by Willbros Panama. However, Willbros Delaware will be subject to Section 203 of the Delaware General Corporation Law. Section 203 of the Delaware General Corporation Law provides for a three-year moratorium on certain business combination transactions between a Delaware corporation, the shares of which are listed on a national securities exchange, and an “interested stockholder” (generally, a person who owns 15 percent or more of the corporation’s voting stock). An otherwise prohibited business combination may be permitted by board approval, by stockholder approval, or if upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder”, the interested stockholder owned at least 85 percent of the voting stock.

These provisions are designed to encourage potential acquirors to negotiate with the board of directors and provide the board of directors an opportunity to consider alternatives to increase stockholder value. These provisions are also intended to discourage certain tactics that may be used in proxy contests. However, the potential issuance of preferred stock, the certificate of incorporation and bylaw provisions and the restrictions in Section 203 of the Delaware General Corporation Law could discourage potential acquisition proposals and could delay or prevent a change of control, which may adversely affect the market price of the common stock of Willbros Delaware.

As with Willbros Panama, future sales of Willbros Delaware common stock may depress the stock price.

Sales of a substantial number of shares of Willbros Delaware’s common stock in the public market or otherwise, either by Willbros Delaware, a member of management or a major stockholder, or the perception that these sales could occur, may depress the market price of our common stock and impair Willbros Delaware’s ability to raise capital through the sale of additional equity securities.

As with Willbros Panama, future sales of shares of common stock and shares of common stock issuable under outstanding warrants and convertible notes may lead to further dilution of Willbros Delaware’s issued and outstanding stock.

In November 2007, Willbros Panama completed an underwritten public offering of 7,906,250 shares of its common stock. In October 2006, Willbros Panama sold 3,722,360 shares of its common stock and warrants to purchase an additional 558,354 shares (of which, warrants to purchase 536,925 shares of common stock remained outstanding at September 30, 2008). The issuance of such warrants and the prior issuance by Willbros Panama of $70.0 million in aggregate principal amount of its 2.75% convertible senior notes due 2024 and $84.5 million of its 6.5% convertible senior notes due 2012 may cause a significant increase in the number of shares of common stock currently outstanding. In May 2007, Willbros Panama induced the conversion of approximately $52.5 million in aggregate principal amount of the outstanding 6.5% convertible senior notes into a total of 2,987,582 shares of its common stock. In addition, certain holders have exercised their right to convert the 2.75% convertible senior notes, converting approximately $10.6 million in aggregate principal amount of the 2.75% convertible senior notes into 546,633 shares of Willbros Panama’s common stock as of September 30, 2008. Following the merger, the 2.75% convertible senior notes and 6.5% convertible senior notes will become obligations of Willbros Delaware. As of September 30, 2008, 3,048,641 shares of common stock are issuable upon conversion of approximately $59.4 million in aggregate principal amount of the 2.75% convertible senior notes and 1,825,587 shares of common stock are issuable upon conversion of approximately $32.1 million in aggregate principal amount of the 6.5% convertible senior notes. If Willbros Delaware elects to induce the conversion of additional convertible notes or holders elect to convert additional convertible notes, there may be a significant increase in the number of shares of Willbros Delaware’s common stock outstanding.

As with Willbros Panama, Willbros Delaware’s authorized shares of common stock will consist of 70 million shares. The issuance of additional common stock or securities convertible into our common stock would result in further dilution of the ownership interest in us held by existing stockholders. In addition, as with Willbros Panama, Willbros Delaware will be authorized to issue, without stockholder approval, 1,000,000 shares of preferred stock, which may give other stockholders dividend, conversion, voting and liquidation rights, among other rights, which may be superior to the rights of holders of its common stock. While our board of directors has no present intention of issuing any such preferred stock, it reserves the right to do so in the future.

The anticipated benefits of our reorganization may not be realized.

We will incur additional direct costs and expenses related to the reorganization, including attorneys’ fees, accountants’ fees, financial printing expenses and filing fees. While we believe that the reorganization will result in operational, administrative and other benefits that significantly outweigh the related costs and expenses, we cannot assure you that those benefits will be realized.

THE REORGANIZATION

Structure of the Merger

The board of directors of Willbros Panama has approved and recommends that you adopt the merger agreement. Under the merger agreement, Merger Sub will merge with and into Willbros Panama. Willbros Panama will be the surviving company in the merger and become a direct subsidiary of Willbros Delaware. The terms of the merger are set forth in the merger agreement attached as Annex A to this proxy statement/prospectus. As a result of the merger, your shares of Willbros Panama common stock will automatically convert into the right to receive the same number of shares of Willbros Delaware common stock.

After completion of the merger, you will own an interest in a Delaware holding company which, through Willbros Delaware and its subsidiaries, will be engaged in the same business that Willbros Panama and its subsidiaries were engaged in prior to the merger.

The merger involves the following steps:

1. Merger Sub will merge with and into Willbros Panama. Willbros Panama will be the surviving entity and become a direct, wholly-owned subsidiary of Willbros Delaware.

2. In the merger, each outstanding share of common stock of Willbros Panama will automatically convert by operation of law into the right to receive one common share of Willbros Delaware. Stockholders of Willbros Panama will own exactly the same number of shares of Willbros Panama common stock immediately after the merger as they owned in Willbros Panama immediately before the merger. For a description of the terms of the Willbros Delaware common stock, please read the discussion under “Description of Willbros Delaware Capital Stock.”

The Internal Spin-Off

If the merger proposal is approved at the special meeting and the merger consummated, we intend to effect an internal restructuring pursuant to the internal spin-off in connection with the reorganization to separate Willbros Panama from its subsidiary Willbros USA, so that Willbros USA will become a direct subsidiary of Willbros Delaware.

The internal spin-off involves the following steps:

•	Willbros Panama will distribute 60% of the outstanding common stock of Willbros USA to Willbros Delaware; and

•	Willbros Panama will distribute all of the outstanding common stock of Musketeer Oil B.V., a Netherlands subsidiary holding company that owns the other 40% of the common stock of Willbros USA, to Willbros Delaware.

Reasons for the Reorganization

The board of directors of Willbros Panama considered a number of factors in reaching its decision to recommend the merger proposal, which, if approved by the stockholders of Willbros Panama, will result in the reorganization of the company as a Delaware corporation. When the company acquired its predecessor in 1992, it was anticipated that the operations of its subsidiaries would take place primarily outside the United States. However, due to deteriorating security, civil disturbances, adverse government actions, currency risks and potential political instability in certain oil-rich countries, our business strategy to focus our resources in markets with the highest risk-adjusted returns has resulted in a change in focus to include North America as a principal market. For the year ended December 31, 2007, approximately 90% of our contract revenue was derived in North America. While we will continue to seek international opportunities and to serve customers in international locations, the board of directors of Willbros Panama believes forming a new public parent which is domiciled in the United States is more appropriate for our shift in strategic focus to include North America as a principal market. If the merger proposal is approved, prospective United States customers would no longer assume our Panama domicile is an indication that our primary focus and operations are outside the United States. Following the merger, Willbros Panama will be a wholly-owned subsidiary of Willbros Delaware and will operate as the parent company for all foreign subsidiaries of Willbros Delaware. Accordingly, we will continue to benefit from the use of Willbros Panama’s name, experience and goodwill in the international markets as we continue to seek international opportunities which may provide superior risk-adjusted returns.

In addition to the foregoing, the following potential business advantages resulting from Willbros Panama’s reorganization as a domestic Delaware holding corporation were additional factors taken into consideration by the board of directors in reaching its recommendation:

Improved Access to United States Capital Markets and Increased Flexibility.  Strategic acquisitions form an important part of our growth strategy, domestically and internationally. Willbros Panama has regularly been involved in various business acquisitions. Our losses in recent years have generally limited our ability to borrow from conventional lending institutions. In order to fund acquisitions, expansions, capital equipment purchases and ongoing operations, we have issued significant public debt and effected two public offerings and a private placement of our common stock since 2002, in certain cases on terms management considered less than ideal. The ability to raise needed funds in the public market on the best possible terms is essential to our overall growth strategy.

We believe the reorganization may improve our access to U.S. capital markets. It is our understanding that certain institutional investors have investment restrictions that limit or prohibit their investment in Panamanian companies and that other investors are wary of investing in companies organized in countries with whose laws they are not familiar. In addition, certain owners of businesses that we may be interested in acquiring for stock consideration may be reluctant to accept the stock of a Panamanian corporation rather than a U.S. corporation. By forming a new Delaware public parent company, we believe we may enhance our attractiveness and access to U.S. capital markets, thereby potentially allowing us to raise capital when needed more readily and on more favorable terms.

Improved Access to U.S. Government and Private Sector Contracts.  We are desirous of expanding our operations relating to the U.S. government contract sector. However, our current domicile in Panama may adversely affect our ability to expand such operations. Willbros Panama’s domicile in Panama and ultimate ownership of its domestic government contracting subsidiary may adversely affect our ability to obtain U.S. government contracts that will be subject to the restrictions and rules under the Buy America Act, the Trade Agreement Act, the Government Acquisition Regulations and National Industrial Security Program. Those factors may also preclude our work in the private sector on projects that may involve domestic security issues. We have been made aware of incidents of our competitors raising the foreign ownership of our domestic government contracting subsidiary as a factor in efforts to remove our subsidiary from consideration in competitive bids. The reorganization may improve our ability to secure additional contracts relating to the U.S. government contract sector by eliminating or limiting the effect of such potential roadblocks.

Improve Management Focus and Retention of Key Employees.  Immediately following the effective time of the merger, the ownership of Willbros USA, currently a subsidiary of Willbros Panama for conducting U.S. operations, will be distributed to Willbros Delaware in connection with the reorganization. As a result, Willbros Panama and Willbros USA will each become a separate direct subsidiary of Willbros Delaware. This separation will position each of Willbros Panama and Willbros USA to separately pursue business and financial strategies best suiting its long-term interests and should improve our overall management focus by permitting the management of Willbros Panama to focus exclusively on international operations and the management of Willbros USA to focus exclusively on U.S. operations. In addition, with Willbros Delaware as the public holding company and an organizational structure realigned with our operational structure, we believe our ability to attract and retain key management for our international and U.S. operations will be significantly improved.

Advantages as a Delaware Corporation.  As a Delaware corporation, our board of directors and management will be able to draw upon well-established principles of corporate governance in making legal and business decisions. Many publicly traded companies consider Delaware to be the most desirable jurisdiction in the United States in which to incorporate because of the state’s modern corporate laws and its history of dealing with a variety of corporate matters. Delaware has followed a policy of encouraging corporations to incorporate in that state, and in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws. Both the Delaware legislature and courts have demonstrated an ability and willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing duties to the corporation and public policies with respect to corporate legal affairs.

Administrative Cost Savings.  The administrative services of Willbros Panama are performed primarily by employees of Willbros USA. The board of directors believes that forming a new Delaware public parent company should result in improved efficiency and administrative cost savings.

In addition to the potential benefits described above that were taken into consideration by the board of directors, differences between Panama and Delaware corporate law and the organizational documents of Willbros Panama and Willbros Delaware were taken into consideration. For a discussion of these differences, please see “Comparison of Rights of Stockholders.” After careful consideration, the board of directors of Willbros Panama has approved the merger proposal and the merger agreement and determined that the adoption of the merger agreement is advisable and in the best interest of Willbros Panama’s stockholders.

The board of directors of Willbros Panama recommends that stockholders vote “FOR” adoption of the merger agreement at the special meeting.

The Merger Agreement

Willbros Panama, Willbros Delaware and Merger Sub have entered into the merger agreement, which is the legal document that governs the merger. We recommend that you read carefully the complete merger agreement for the precise legal terms of the merger and other information that may be important to you. The merger agreement is included in this proxy statement/prospectus as Annex A and is incorporated in this document by reference.

Conditions to Consummation of the Merger

The merger will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

•	the merger agreement is adopted by the affirmative vote of holders of a majority of the shares of Willbros Panama common stock outstanding and entitled to vote on the record date;

•	the registration statement of which this proxy statement/prospectus is a part is declared effective by the Securities and Exchange Commission, and no stop order is in effect;

•	the Willbros Delaware common stock to be issued in connection with the merger have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, for at least 10 trading days prior to the effective time of the merger;

•	all filings required to made with, and all material consents, approvals, permits and regulatory authorizations required to be obtained from, any court or governmental or regulatory authority or agency, or other person in connection with the delivery and consummation of the merger have been made or obtained, as the case may be; and

•	no temporary restraining order, injunction or other order by any court or other legal restraint that, in the discretion of the board of directors of Willbros Panama, would make the consummation of the merger or any other transaction contemplated under the merger agreement inadvisable shall be in effect.

We are parties to agreements that require the consent of third parties prior to the implementation of the merger. We believe that we will obtain all material consents required prior to the completion of the merger and that the failure to obtain any other consents will not have a material impact on our business or our ability to consummate the merger.

Effectiveness of the Merger

If the merger agreement is adopted by the requisite vote of Willbros Panama stockholders, the merger will become effective on the later of the date and time at which a certificate of merger is filed with the Delaware Secretary of State and the merger agreement is filed and registered with the Public Registry Office of Panama (or at such later time as shall be agreed to by the parties). If the merger agreement is adopted, Willbros Panama expects to cause the merger to become effective promptly following the special meeting, although the board of directors may delay completion of the merger for some period of time after stockholder approval pending receipt of third-party consents or for other business reasons.

In the event the conditions to the merger are not satisfied, the merger may be abandoned or delayed even after the merger agreement has been adopted by our stockholders. In addition, the merger may be abandoned or delayed for any reason by the board of directors of Willbros Panama at any time prior to its becoming effective, even though the merger agreement has been adopted by our stockholders and all conditions to the merger have been satisfied.

Amendment or Termination of the Merger Agreement

The merger agreement may be amended, modified or supplemented at any time before or after its adoption by Willbros Panama stockholders. However, after adoption, no amendment, modification or supplement may be made or effected that does any of the following:

•	alters or changes the amount or kind of shares to be received by Willbros Panama stockholders in the merger;

•	alters or changes any term of the articles of incorporation of Willbros Panama; or

•	alters or changes any other terms and conditions of the merger agreement if any of the alterations or changes, alone or in the aggregate, would adversely affect the holders of Willbros Panama common stock.

Willbros Panama’s board of directors may terminate the merger agreement and abandon the merger at any time prior to its effectiveness.

Share Conversion; Exchange of Shares

Each share of Willbros Panama common stock will automatically convert by operation of law into the right to receive one share of Willbros Delaware common stock upon the consummation of the merger. If you desire to sell some or all of your shares of Willbros Delaware common stock after the effective date of the merger, delivery to the exchange agent of the stock certificate(s) that previously represented shares of Willbros Panama common stock will be sufficient. Our exchange agent is Mellon Investor Services LLC, whose address is 480 Washington Blvd., 27th Floor, Jersey City, NJ 07310.

Willbros Delaware will appoint Mellon Investor Services LLC as exchange agent to handle the exchange of Willbros Panama stock certificates for Willbros Delaware common stock certificates.

Prior to or at the time of the merger, Willbros Delaware will cause certificates representing a sufficient number of shares of Willbros Delaware common stock to be deposited with the exchange agent for the purpose of enabling stockholders to exchange their Willbros Panama common stock for an equal number of shares of Willbros Delaware common stock. Soon after the closing of the merger, the exchange agent will send a letter of transmittal, which is to be used to exchange Willbros Panama stock certificates for Willbros Delaware stock certificates, to each former Willbros Panama stockholder. The letter of transmittal will contain instructions explaining the procedure for surrendering Willbros Panama stock certificates. You should not return stock certificates with the enclosed proxy card.

Willbros Panama stockholders who surrender their stock certificates, together with a properly completed letter of transmittal, will receive stock certificates representing the shares of Willbros Delaware common stock. After the merger, each certificate that previously represented shares of Willbros Panama common stock will represent only the right to receive the shares of common stock of Willbros Delaware.

Although Willbros Delaware anticipates that it will not pay any cash dividends on its common stock for the foreseeable future, if it does pay any dividends, it will not pay dividends to holders of Willbros Panama stock certificates in respect of the common stock of Willbros Delaware into which the Willbros Panama shares represented by those certificates have been converted until the Willbros Panama stock certificates are surrendered to the exchange agent.

After the merger becomes effective, Willbros Panama will not register any further transfers of shares of the Willbros Panama common stock that were outstanding prior to the merger. Any certificates for Willbros Panama shares that you present for registration after the effective time of the merger will be exchanged for certificates for Willbros Delaware common stock.

If you surrender a Willbros Panama stock certificate and request the new Willbros Delaware certificate to be issued in a name other than the one appearing on the surrendered certificate, you must endorse the stock certificate or otherwise prepare it to be in proper form for transfer.

Management of Willbros Delaware

When the merger is completed, all of the directors and executive officers of Willbros Panama will be the directors and executive officers of Willbros Delaware.

Required Vote for the Merger

In order to complete the merger, the merger agreement must be adopted by the affirmative vote of holders of a majority of the shares of Willbros Panama common stock outstanding and entitled to vote on November 18, 2008. Because of this vote requirement, abstentions will have the same effect as votes against the proposal to adopt the merger agreement. The failure of a stockholder to submit a form of proxy or to vote in person at the meeting will also have the effect of a vote against the adoption of the merger agreement. Under the rules of the New York Stock Exchange, brokers who hold shares in “street name” for customers have the authority to vote on many “routine” proposals when they have not received instructions from beneficial owners. Under these rules, brokers are precluded from exercising their voting discretion with respect to proposals for non-routine matters like the merger. Thus, absent specific instructions from you, your broker is not empowered to vote your shares with respect to the merger proposal (i.e., “broker non-votes”). Because the affirmative vote of holders of a majority of the shares of Willbros Panama common stock is required for approval of the merger proposal, a broker non-vote will have the same effect as a vote “AGAINST” adoption of the merger agreement.

No Rights of Dissenting Stockholders

Under Panama law, you will not have “dissenters” or appraisal rights in connection with the merger.

Dividends

Since 1991, Willbros Panama has not declared or paid any cash dividends on its capital stock, except dividends in 1996 on its outstanding shares of preferred stock, which were converted into shares of its common stock on July 15, 1996. We anticipate that we will retain earnings to support operations and to finance growth and development of our business. Accordingly, if the merger agreement is adopted and the merger is completed, it is expected that Willbros Delaware will not pay any cash dividends on its common stock for the foreseeable future. In addition, the existing senior secured credit facility will prohibit the payment of cash dividends by Willbros Delaware on its common stock.

Stock Compensation Plans And Employment Agreements

If the merger is completed, Willbros Panama will amend and revise its employee and director stock-based plans and arrangements to:

•	provide that Willbros Delaware will assume sponsorship of such employee and director plans;

•	provide that shares of Willbros Delaware common stock will be issued upon the exercise of any options or the payment of any other stock-based awards under the plans and arrangements; and

•	otherwise appropriately reflect the substitution of common stock of Willbros Delaware for common stock of Willbros Panama under the plans and arrangements and related agreements.

Your approval of the merger will also constitute approval of those amendments and revisions to our stock option and other stock-based plans and arrangements providing for future use of Willbros Delaware common stock in lieu of common stock of Willbros Panama after the merger.

Stock Exchange Listing

Our common stock is currently listed on the New York Stock Exchange. There is currently no established public trading market for the common stock of Willbros Delaware. We will make an application so that, immediately following the merger, the common stock of Willbros Delaware will be listed on the New York Stock Exchange under the symbol “WG,” the same symbol under which Willbros Panama common stock is currently listed.

Accounting Treatment of the Merger

For accounting purposes, the merger will be accounted for as a merger of entities under common control. Accordingly, the historical consolidated financial position and results of operations of Willbros Panama will be included in the consolidated financial statements of Willbros Delaware on the same basis as currently presented.

THE SPECIAL MEETING

This proxy statement/prospectus is being furnished in connection with the solicitation of proxies from the holders of Willbros Panama common stock by the Willbros Panama board of directors relating to the merger and other matters to be voted upon at the special meeting and at any adjournment or postponement of the meeting. This proxy statement/prospectus is also a prospectus for Willbros Delaware common stock to be issued in connection with the merger. This proxy statement/prospectus, together with the form of proxy, is expected to be first mailed to stockholders on or about          , 2008. You should read this proxy statement/prospectus carefully before voting your shares.

When and Where the Special Meeting Will Be Held

The special meeting of stockholders will be held at the offices of Arias, Fabrega & Fabrega, P.H. Plaza 2000 Bldg., 16th Floor, 50th & 53rd Street, Panama City, Panama, on          ,          , 2008, at   a.m. local time.

What Will Be Voted Upon

At the special meeting, you will be asked to consider and vote upon the following proposals:

•	to adopt the merger agreement among Willbros Panama, Merger Sub and Willbros Delaware, pursuant to which: Merger Sub will be merged with and into Willbros Panama; Willbros Panama will be the surviving entity and become a direct subsidiary of Willbros Delaware; and you will become a stockholder of Willbros Delaware;

•	to approve postponements or adjournments of the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to adopt the merger agreement; and

•	to transact any other business as may properly come before the special meeting.

Recommendation of the Board of Directors

The board of directors of Willbros Panama has approved the merger agreement. The board of directors of Willbros Panama recommends that you vote “FOR” adoption of the merger agreement and “FOR” the proposal to approve any motion to adjourn or postpone the special meeting to a later date or dates if necessary to solicit additional proxies to adopt the merger agreement.

Only Willbros Panama Stockholders of Record as of November 18, 2008, are Entitled to Vote

Only Willbros Panama stockholders of record at the close of business on November 18, 2008, the record date, as shown in our records, will be entitled to vote, or to grant proxies to vote, at the special meeting. On the record date, there were           shares of Willbros Panama common stock outstanding and entitled to vote at the special meeting. For each proposal presented at the special meeting, you can cast one vote for each share of Willbros Panama common stock you owned on the record date.

Majority of Outstanding Shares Must Be Represented for a Vote to be Taken

In order to have a quorum, the holders of a majority of the shares of Willbros Panama common stock outstanding and entitled to vote on the record date must be represented in person or by proxy at the special meeting.

Votes Required for Approval

The merger agreement must be adopted by the affirmative vote of holders of a majority of the shares of Willbros Panama common stock issued, outstanding and entitled to vote on the record date. Abstentions and broker non-votes will, therefore, effectively be counted as votes against adoption of the merger agreement.

Approval of any motion to adjourn or postpone the special meeting requires the affirmative vote of at least a majority of the shares of Willbros Panama common stock represented at the special meeting, whether or not a quorum is present. Abstentions and broker non-votes will not be counted as votes cast and will have no effect for purposes of determining whether a proposal to adjourn or postpone the special meeting is approved.

Voting Your Shares

The Willbros Panama board of directors is soliciting proxies from the Willbros Panama stockholders. This will give you the opportunity to vote at the special meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions. If you do not vote by marking, signing and mailing your proxy card or by attending the special meeting and voting in person, it will have the same effect as voting against the adoption of the merger agreement.

Stockholders of record may vote by marking, signing and mailing their proxy card in the enclosed postage-prepaid envelope.

If you hold your Willbros Panama shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. To be effective, a form of proxy must be received by us prior to the beginning of voting at the special meeting.

Changing Your Vote by Revoking Your Proxy

There are three ways in which you may revoke your proxy and change your vote:

•	First, you may send a written notice to our proxy solicitor, Georgeson, stating that you would like to revoke your proxy. This notice must be received prior to the special meeting.

•	Second, you may complete and submit a new later-dated proxy by marking, signing and mailing a new proxy. The latest dated proxy actually received by Willbros Panama prior to the special meeting will be the one that is counted, and all earlier proxies will be revoked.

•	Third, you may attend the special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. At the special meeting, the chairman of the meeting will announce instructions for you to follow if you wish to revoke your proxy and vote in person at the meeting.

If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change or revoke your proxy.

How Proxies Are Counted

If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares represented by your proxy card will be voted “FOR” the merger proposal. A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the special meeting. A properly executed proxy marked “ABSTAIN” will not be voted. However, it will be counted to determine whether there is a quorum present at the special meeting. Accordingly, because the affirmative vote of holders of a majority of the shares of Willbros Panama common stock entitled to vote at the special meeting is required to adopt the merger proposal, a proxy marked “ABSTAIN” will have the effect of a vote against this proposal. Broker non-votes (i.e., shares held in street name for customers by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will also be counted for purposes of determining whether there is a quorum at the special meeting. Under applicable stock exchange rules, brokers and nominees may not vote the shares that they hold beneficially either for or against the merger proposal without specific instructions from the person who beneficially owns those shares. Therefore, if your shares are held by a broker or other nominee and you do not give it instructions on how to vote your shares, this will have the same effect as voting against the merger proposal.

Cost of Solicitation

Willbros Panama will pay the cost of soliciting proxies. In addition to solicitation by mail, telephone or other means, Willbros Panama will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners. Willbros Panama will, upon request, reimburse these institutions for their reasonable expenses. Willbros Panama has retained Georgeson to aid in the solicitation of proxies. Willbros Panama will pay Georgeson a fee of $10,000 and reimburse Georgeson for its out-of-pocket disbursements and expenses in connection with its services.

DESCRIPTION OF WILLBROS DELAWARE CAPITAL STOCK

The following description of the capital stock of Willbros Delaware, including the common stock, par value $0.05 per share, of Willbros Delaware that the stockholders of Willbros Panama will own following the merger, is qualified by reference to Willbros Delaware’s certificate of incorporation and bylaws, which are attached as Annexes B and C, respectively, to this proxy statement/prospectus.

General

The authorized capital stock of Willbros Delaware consists of 71,000,000 authorized shares of capital stock, consisting of (a) 70,000,000 shares of common stock, par value $0.05 per share; and (b) 1,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

As of the November 18, 2008, record date,          shares of Willbros Panama’s common stock were outstanding, which, upon completion of the merger, will convert to an equal number of shares of Willbros Delaware’s common stock. The holders of Willbros Delaware’s common stock are entitled to one vote for each share of common stock held on all matters voted upon by stockholders, including the election of directors. Holders of Willbros Delaware’s common stock have no right to cumulate their votes in the election of directors.

Subject to the rights of any then-outstanding shares of Willbros Delaware’s preferred stock, the holders of Willbros Delaware’s common stock are entitled to receive dividends as may be declared in the discretion of the board of directors out of funds legally available for the payment of dividends. Willbros Delaware will be subject to restrictions on the payment of dividends under the provisions of the senior secured credit facility.

The holders of Willbros Delaware’s common stock are entitled to share equally and ratably in Willbros Delaware’s net assets upon a liquidation or dissolution after the payment or provision for all liabilities, subject to any preferential liquidation rights of any preferred stock that at the time may be outstanding. The holders of Willbros Delaware’s common stock have no preemptive, subscription, conversion or redemption rights.

Preferred Stock

Following the merger, Willbros Delaware will have no outstanding shares of preferred stock. The board of directors of Willbros Delaware may, without further approval of the stockholders, issue preferred stock from time to time in one or more series and fix the dividend rates and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock.

The specific matters that the board of directors may determine include the following:

•	the designation of each series;

•	the number of shares of each series;

•	the rate of any dividends;

•	whether any dividends will be cumulative or non-cumulative;

•	the terms of any redemption;

•	the amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the company;

•	rights and terms of any conversion or exchange;

•	restrictions on the issuance of shares of the same series or any other series; and

•	any voting rights.

The purpose of authorizing the board of directors to determine these rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could:

•	decrease the amount of earnings and assets available for distribution to holders of common stock;

•	adversely affect the rights and powers, including voting rights, of holders of common stock; and

•	have the effect of delaying, deferring or preventing a change in control.

For example, the board of directors, with its broad power to establish the rights and preferences of authorized but unissued preferred stock, could issue one or more series of preferred stock entitling holders to vote separately as a class on any proposed merger or consolidation, to convert preferred stock into a larger number of shares of common stock or other securities, to demand redemption at a specified price under prescribed circumstances related to a change in control, or to exercise other rights designed to impede a takeover.

Anti-Takeover Effects of Provisions of Willbros Delaware’s Certificate of Incorporation and Bylaws

Willbros Delaware’s certificate of incorporation and bylaws contain provisions that might be characterized as anti-takeover provisions. These provisions may deter or render more difficult proposals to acquire control of Willbros Delaware, including proposals a stockholder might consider to be in his or her best interest, impede or lengthen a change in membership of the board of directors and make removal of Willbros Delaware’s management more difficult.

Classified Board of Directors; Removal of Directors; Advance Notice Provisions for Stockholder Nominations

Willbros Delaware’s certificate of incorporation provides for the board of directors to be divided into three classes of directors serving staggered three-year terms, with the numbers of directors in the three classes to be as nearly equal as possible. Any director may be removed from office but only for cause and only by the affirmative vote of a majority of the then outstanding shares of stock entitled to vote on the matter. Any stockholder wishing to submit a nomination to the board of directors must follow the procedures outlined in Willbros Delaware’s bylaws. Any proposal to amend or repeal the provisions of Willbros Delaware’s certificate of incorporation relating to the matters contained above in this paragraph requires the affirmative vote of the holders of 75% or more of the outstanding shares of stock entitled to vote on the matter.

Stockholder Action by Written Consent

Willbros Delaware’s certificate of incorporation and bylaws will prohibit stockholder action by written consent as allowed under Delaware law.

Special Meetings of Stockholders

Willbros Delaware’s bylaws will provide that special meetings of the stockholders may be called at any time only by the board of directors, the chairman of the board, the chief executive officer or the president.

Issuance of Preferred Stock

As described above, Willbros Delaware’s certificate of incorporation authorizes a class of undesignated preferred stock consisting of 1,000,000 shares. Preferred stock may be issued from time to time in one or more series, and the board of directors, without further approval of the stockholders of Willbros Delaware, is authorized to fix the rights, preferences, privileges and restrictions applicable to each series of preferred stock. The purpose of authorizing the board of directors to determine these rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of Willbros Delaware’s common stock and, under certain circumstances, make it more difficult for a third party to gain control of Willbros Delaware.

Business Combination Statute

Section 203 of the Delaware General Corporation Law (the “DGCL”), in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time the stockholder became an interested stockholder, unless (a) prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans, or (c) at or subsequent to such time, the business combination is approved by the board of directors and authorized at a stockholders’ meeting by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder. The restrictions of Section 203 of the DGCL do not apply to corporations that have elected, in the manner provided therein, not to be subject to Section 203 of the DGCL or, with certain exceptions, that do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. Willbros Delaware has elected to be subject to Section 203 of the DGCL.

Transfer Agent and Registrar

The transfer agent and registrar for Willbros Delaware’s common stock will be Mellon Investor Services LLC.

COMPARISON OF RIGHTS OF STOCKHOLDERS OF
WILLBROS PANAMA CAPITAL STOCK AND WILLBROS DELAWARE CAPITAL STOCK

The rights of stockholders of Willbros Panama are governed by the laws of the Republic of Panama, Willbros Panama’s articles of incorporation, Willbros Panama’s by-laws and the Willbros Panama rights agreement. The rights of stockholders of Willbros Delaware will be governed by the Delaware General Corporation Law (DGCL) and the common and constitutional law of the State of Delaware, Willbros Delaware’s certificate of incorporation, attached hereto as Annex B, and Willbros Delaware’s bylaws, attached hereto as Annex C.

Willbros Panama	Willbros Delaware

Authorized Capital
The authorized capital stock of Willbros Panama consists of: (a) 70,000,000 shares of common stock, par value $0.05 per share; and (b) 1,000,000 shares of Class A preferred stock, par value $0.01 per share.	The authorized capital stock of Willbros Delaware consists of: (a) 70,000,000 shares of common stock, par value $0.05 per share; and (b) 1,000,000 shares of preferred stock, par value $0.01 per share.

Issuance of Preferred Stock
As noted above, Willbros Panama’s articles of incorporation authorize a class of undesignated Class A preferred stock consisting of 1,000,000 shares. Class A preferred stock may be issued from time to time in one or more series, and Willbros Panama’s board of directors, without further approval of the stockholders, is authorized to fix the voting power, rights, preferences, privileges and restrictions applicable to each series of Class A preferred stock.	Willbros Delaware’s certificate of incorporation also provides for a class of undesignated preferred stock consisting of 1,000,000 shares, which may be issued from time to time in one or more series and the board of directors, without further approval of the stockholders, is authorized to fix the voting power, rights, preferences, privileges and restrictions applicable to each series of preferred stock. Such “blank check” preferred stock may have certain “anti-takeover” effects. See “Description of Willbros Delaware Capital Stock — Anti-Takeover Effects of Provisions of Willbros Delaware’s Certificate of Incorporation and Bylaws.”

Restrictions on Transfer of Common Stock
Willbros Panama’s articles of incorporation provide for restrictions on the transfer of any shares of common stock of Willbros Panama to prevent it from becoming a “controlled foreign corporation” under United States tax law. Any purported transfer, including a sale, gift, assignment, devise or other disposition of common stock, which would result in a person or persons becoming the beneficial owner of 10% or more of the outstanding shares of Willbros Panama’s common stock, is subject to a determination by Willbros Panama’s board of directors that the transfer would not in any way, directly or indirectly, affect Willbros Panama’s status as a non-controlled foreign corporation. The transferee or transferor to be involved in a proposed transfer must give written notice to the Secretary of Willbros Panama not less than 30 days prior to the proposed transfer. In the event of an attempted transfer in violation of such provisions of Willbros Panama’s articles of incorporation, the purported transferee will acquire no rights whatsoever in the transferred shares of common stock. If Willbros Panama’s board of directors determines that a transfer has taken place in violation of these restrictions, the board of directors may take	Willbros Delaware’s certificate of incorporation does not contain any similar restriction on the transfer of shares of common stock by stockholders.

Willbros Panama	Willbros Delaware

any action it deems advisable to refuse to give effect to or to prevent the transfer, including instituting judicial proceedings to enjoin the transfer.

Voting Rights
Holders of common stock are entitled to one vote per share and vote together as a single class on all matters to be voted on by stockholders.	Holders of common stock are entitled to one vote per share and will vote together as a single class on all matters to be voted on by stockholders.

Cumulative Voting for Directors
Under Panama law, unless provided in the articles of incorporation, stockholders do not have a right to cumulate their vote for directors. Willbros Panama’s articles of incorporation do not provide for cumulative voting for the election of directors.	Unless otherwise provided in the Delaware certificate of incorporation, stockholders do not have a right to cumulate their votes for directors. Willbros Delaware’s certificate of incorporation does not provide for cumulative voting for the election of directors.

Voting Required for Election of Directors
Panama law and the by-laws of Willbros Panama provide that the vote of a majority of the shares present in person or represented by proxy at a meeting and entitled to vote for directors is required in order to elect a director.	The DGCL provides that, unless otherwise specified in the certificate of incorporation or bylaws, a plurality of the votes of the shares present in person or represented by proxy at a meeting and entitled to vote for directors is required in order to elect a director. The bylaws of Willbros Delaware require that the votes in favor of a nominee for director exceed the votes cast against such nominee for election to the board of directors; provided, however, in the event of a contested election, the election of directors will be by plurality. It is the policy of the board of directors of Willbros Delaware to nominate for election or re-election as director only candidates who agree to tender, promptly following the annual meeting at which they are elected or re-elected as director, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which they face re-election and (ii) board acceptance of such resignation. If an incumbent director fails to receive the required vote for re-election, the Nominating/Corporate Governance Committee will determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the board of directors, with the director whose resignation is under consideration abstaining from participating in any decision regarding that resignation.

Classified Board of Directors
The articles of incorporation of Willbros Panama provide for the board of directors to be divided into three classes of directors serving staggered three-year terms, with the number of directors in the three classes to be as nearly equal as possible.	The certificate of incorporation of Willbros Delaware also provides for a classified board of directors to be divided into three classes of directors serving staggered three-year terms, with the number of directors in the three classes to be as nearly equal as possible.
Any proposal to amend or repeal the provisions of the articles of incorporation of Willbros Panama relating	Any proposal to amend or repeal the provision of the Delaware certificate of incorporation relating to the

Willbros Panama	Willbros Delaware

to the classified board of directors requires the affirmative vote of the holders of 75% or more of the outstanding shares of stock entitled to vote on the matter.	classified board of directors will require the affirmative vote of the holders of 75% of the outstanding shares of stock entitled to vote on the matter.

Number of Directors
The articles of incorporation of Willbros Panama provide that the number of directors must be no less than three and no more than 15, with the actual number set within these limits by resolution of the board of directors. The number of directors is currently fixed at nine.	The certificate of incorporation of Willbros Delaware provides that the number of directors must be no less than three and no more than 12, with the actual number set within these limits by resolution of the board of directors. Upon consummation of the proposed merger, the number of directors will be fixed at nine.

Removal of Directors
The articles of incorporation of Willbros Panama provide that any director may be removed from office but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote on the matter.	Under the DGCL, directors generally may be removed, with or without cause, by a majority of the stockholders entitled to vote at an election of directors. However, unless the certificate of incorporation otherwise provides, if the board of directors is classified, stockholders are only able to remove directors for cause.

Willbros Delaware’s certificate of incorporation provides for a classified board of directors and that the directors may be only removed for cause by the holders of a majority of the combined voting power of the then outstanding stock of Willbros Delaware entitled to vote generally in the election of directors.

Vacancies on Board of Directors
Any vacancies in the board of directors and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, even though less than a quorum. A director chosen in this manner will hold office until the next election of the class for which the director shall have been chosen.	Willbros Delaware’s bylaws provide that vacancies and newly created directorships may be filled by a majority of the remaining directors then in office, even though less than a quorum. A director elected to fill a vacancy will hold office for the unexpired term of that director’s predecessor. A director elected to fill a newly created directorship will hold office for the remainder of the term of the class to which the director is elected.

Limitation on Liability
Willbros Panama’s articles of incorporation provide that to the fullest extent permitted under Panama law, a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Panama law does not address the issue of whether or not a corporation may eliminate or limit a director’s liability to the corporation. However, our Panama counsel has advised us that, as between Willbros Panama and its directors, such liability may be released under general contract principles to the extent that a director, in the performance of his or her duties to the corporation, has not acted with gross negligence or malfeasance and this release may be	As permitted under the DGCL, Willbros Delaware’s certificate of incorporation contains a provision that eliminates the personal liability of directors to the corporation or to its stockholders for damages for breaches of duty, to the fullest extent permissible under Delaware law. Delaware law prohibits such elimination of personal liability of a director for:

•   any breach of the director’s duty of loyalty to the corporation or its stockholders;

• acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

Willbros Panama	Willbros Delaware

included in the articles of incorporation. Article 444 of the Panama Code of Commerce provides that directors are not personally liable for a corporation’s obligations, except for liability to the corporation for (i) the effectiveness of payments to the corporation made by stockholders, (ii) the existence of dividends declared, (iii) the good management of accounting, and (iv) in general, execution or deficient performance of their mandate or the violation of laws, the articles of incorporation, the by- laws or resolutions of the stockholders. In order to claim any liability under Article 444, a resolution of the stockholders of the corporation is necessary.	• the payment of unlawful dividends, stock repurchases or redemptions; or • any transaction in which the director received an improper personal benefit.

Indemnification and Insurance
Willbros Panama’s by-laws provide for mandatory indemnification of directors and officers made, or threatened to be made, a party to any proceeding, whether civil, criminal, administrative or investigative, because he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or firm, to the fullest extent authorized by Panama law, against all expenses and liability reasonably incurred. Panama law does not address the extent to which a corporation may indemnify a director, officer or agent of the corporation. However, our Panama counsel has advised us that, under general agency principles, an agent, which would include directors and officers, may be indemnified against liability to third persons, except (i) under Article 64 of the General Corporation Law of Panama for a claim by creditors of the corporation against directors for authorizing a dividend or distribution of assets with knowledge that such payments impair the corporation’s capital or for making a false report or statement in any material respect or (ii) for losses due to gross negligence or malfeasance in the performance of such agent’s duties. Willbros Panama shall advance defense expenses; however, a director or officer to whom such expenses are advanced must undertake to reimburse Willbros Panama for those expenses if it is ultimately determined that the person is not entitled to indemnification.

Willbros Panama has entered into specific agreements with its directors and officers providing for indemnification of such persons under certain circumstances.

Willbros Panama carries directors’ and officers’ liability insurance to insure its directors and officers against liability for certain errors and omissions and defray costs of a suit or proceeding against an officer or director.	Willbros Delaware’s certificate of incorporation requires Willbros Delaware to indemnify its directors and officers to the fullest extent permitted under Delaware law. Willbros Delaware’s bylaws also provide that, under certain circumstances, Willbros Delaware shall indemnify each person who is or was a director or officer of Willbros Delaware or who has agreed to serve at the request of Willbros Delaware as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Under the DGCL, a corporation may indemnify a director, officer, employee or agent for fines, judgments or settlements, as well as expenses, in the context of third-party civil actions, so long as that person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interest of the corporation. In a criminal action, a corporation may provide indemnification if that person, in addition, had no reasonable cause to believe the conduct was unlawful. In the context of derivative actions or other actions by or in right of the corporation, the corporation may provide indemnification for expenses only, except that if an officer, director, employee or agent is adjudged liable to the corporation, payment of expenses is not allowable unless a court deems the award of expenses appropriate. The foregoing determinations regarding indemnification are to be made, unless otherwise ordered by a court, by the majority vote of disinterested directors, even if less than a quorum, or a committee of the disinterested directors or, if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel or by the stockholders. The DGCL mandates indemnification for expenses incurred by an officer or director in connection with a successful defense, on the merits or otherwise, of a proceeding against that person for actions in his or her capacity as an officer or director of the corporation. Willbros Delaware will advance defense expenses; however, a director or officer to whom such expenses are advanced must

Willbros Panama	Willbros Delaware

undertake to reimburse Willbros Delaware for those expenses if it is ultimately determined that the person is not entitled to indemnification.
Willbros Delaware will assume Willbros Panama’s obligations under its existing indemnification agreements with directors and officers.
Willbros Delaware intends to obtain and maintain directors’ and officers’ liability insurance.

Annual Meetings of Stockholders
The annual meeting of stockholders will be held on a date and at a place determined by Willbros Panama’s board of directors.	The annual meeting of stockholders will be held on a date and at a place determined by Willbros Delaware’s board of directors.

Stockholders’ Power to Call Special Meetings
Pursuant to the by-laws of Willbros Panama, a special meeting of the stockholders may be called by the chairman of the board of directors or by the president and shall be called by the president or secretary at the request of holders of 5% or more of the outstanding shares of voting stock.	Under the DGCL, a special meeting of stockholders may be called by the board of directors or any other person authorized to do so in the certificate of incorporation or the bylaws. Pursuant to the bylaws of Willbros Delaware, only the board of directors, the chairman of the board, the chief executive officer or the president may call special meetings of the stockholders for any purpose. Only such business may be conducted at a special meeting as has been brought before the meeting by the person or entity calling the meeting.

Stockholder Action by Written Consent Without a Meeting
Stockholders of Willbros Panama adopted the provisions of Decree-Law No. 5 of 1997 pursuant to which they have the right to act by written consent in lieu of a meeting. The by-laws of Willbros Panama provide that any corporate action taken by written consent of the stockholders must be unanimous.	Under the DGCL, a corporation can restrict the ability of stockholders to act by written consent in lieu of a meeting by so providing in the corporation’s certificate of incorporation. Under the certificate of incorporation of Willbros Delaware, the taking of any stockholder action by written consent is specifically denied and any action taken by its stockholders must be taken at an annual or special meeting of stockholders.

Record Date
Under Panama law and the articles of incorporation of Willbros Panama, the board of directors may fix in advance a record date for purposes of determining stockholders entitled to notice of or to vote at any meeting, or for any other purpose, which record date is not to be more than 60 nor less than 10 days before the meeting or action requiring determination of stockholders.	Under the DGCL and the bylaws of Willbros Delaware, the board of directors may fix in advance a record date for purposes of determining stockholders entitled to notice of or to vote at any meeting, which record date (i) is not to precede the date upon which the resolution fixing the record date is adopted by the board of directors and (ii) shall not be more than 60 nor less than 10 days before the meeting.

Notice of Stockholder Meetings
Under Panama law and the by-laws of Willbros Panama, notice of annual and special meetings of the stockholders must be given no less than 10 days nor more than 60 days before the meeting date.	Under the DGCL and the bylaws of Willbros Delaware, notice of annual and special meetings of stockholders must be provided no fewer than 10 days nor more than 60 days before the meeting date

Willbros Panama	Willbros Delaware

Advance Notice Requirements for Stockholder Nominations and Other Proposals
The articles of incorporation of Willbros Panama provide that nominations for candidates for election as directors of Willbros Panama may be made at a meeting of stockholders (i) by or at the direction of the board of directors or (ii) by any stockholder entitled to vote at such meeting who complies with the advance notice procedures set forth therein. These procedures require any stockholder entitled to vote at such meeting who intends to make a nomination for director at the meeting to deliver notice of such nomination to the Secretary of Willbros Panama not less than 45 nor more than 90 days before the meeting. The notice must contain all information about the proposed nominee, including such nominee’s written consent to serve as a director if so elected. Any or late or deficient nomination may be rejected by the chairman of the meeting.	The bylaws of Willbros Delaware require that any stockholder nomination for a director of Willbros Delaware or proposal for other business to be considered at a stockholder meeting must comply with the advance notice procedures set forth therein. Generally, these procedures require any stockholder entitled to vote at such meeting who intends to make a nomination for director or proposal of other business at the meeting to deliver notice thereof to the Secretary of Willbros Delaware not earlier than 120 nor more than 90 days prior to, in the case of an annual meeting, the date of the previous year’s annual meeting or, in the case of a special meeting at which directors are to be elected, the date of such special meeting. The stockholder notice must contain all information about any proposed nominee for director as set forth in the bylaws, including such nominee’s written consent to serve as a director if so elected. Any proposed nomination or business not in compliance with the advance notice provisions set forth in the bylaws may be disregarded by the chairman of the meeting.

Amendments of Articles/Certificate of Incorporation
Under Panama law, any amendment to a corporation’s articles of incorporation must be approved by the stockholders in accordance with the articles of incorporation and applicable statutory law. Generally, an amendment to the articles of incorporation of Willbros Panama requires the approval of the holders of a majority of the outstanding shares of voting stock; however, under Willbros Panama’s articles of incorporation, the vote of the holders of 75% or more of the outstanding shares of voting stock is required to amend the provisions relating to the board of directors.	Under the DGCL, Willbros Delaware’s certificate of incorporation may be amended if:

•   the board of directors of Willbros Delaware adopts a resolution setting forth the amendment proposed, declaring its advisability and directing that it be submitted to a vote at a meeting of stockholders; and

• the amendment is approved by stockholders owning a majority of the outstanding shares of voting stock; however, the vote of holders of 75% or more of the outstanding shares of voting stock is required to amend the provisions relating to the board of directors.

Amendments of By-Laws/Bylaws
Panama law provides that, in the absence of a contrary provision contained in the articles of incorporation or by-laws, the directors have the power to enact, amend, supersede and repeal the by-laws. Willbros Panama’s articles of incorporation and by-laws provide that the board of directors may make, alter, amend or repeal the by-laws; however, the by- laws of Willbros Panama provide that any amendments to the by- laws may be repealed by the stockholders.	Under the DGCL, the power to adopt, amend or repeal the bylaws is conferred upon the stockholders; however, a corporation may in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal the bylaws, provided that such power shall not divest or limit the power of the stockholders to adopt, amend or repeal the bylaws. The certificate of incorporation and bylaws of Willbros Delaware grant the board of directors the power to adopt, amend and repeal the bylaws.

Willbros Panama	Willbros Delaware

Approval of Mergers or Consolidations and Other Transactions
Under Panama law and the articles of incorporation of Willbros Panama, a merger or the sale, lease or exchange of all or substantially all of a corporation’s assets requires the approval of stockholders owning a majority of the outstanding capital stock entitled to vote thereon.	Under the DGCL, unless otherwise provided in the certificate of incorporation, a sale or disposition of all or substantially all of a corporation’s assets, a merger or a consolidation of the corporation with another corporation requires, with certain exceptions, the affirmative vote of a majority of the outstanding shares entitled to vote on the matter. Willbros Delaware’s certificate of incorporation does not contain voting requirements for extraordinary corporate transactions different from or in addition to the approvals under the DGCL.

Furthermore, under Section 251 of the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, approval of the stockholders of a surviving corporation in a merger is not required if:

• the plan of merger does not amend in any respect the certificate of incorporation of the surviving corporation;
• the shares outstanding immediately before the effectiveness of the merger are not changed by the merger; and

• either (i) no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such common stock are to be issued or delivered under the plan of merger or (ii) the authorized unissued shares or treasury shares of the surviving corporation to be issued under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued under the plan do not exceed 20% of the shares of common stock of the surviving corporation outstanding immediately prior to the merger.

Stockholder Rights Plan
Willbros Panama has adopted a stockholder rights plan pursuant to which each outstanding share of common stock includes an attached preferred stock purchase right (a “Right”). Each Right, when it becomes exercisable, entitles the registered holder to purchase, for $30 (the “Purchase Price”), one one-thousandth of a share of Series A junior participating preferred stock. The Rights become exercisable upon the earlier of:
The stockholder rights plan of Willbros Panama will be terminated upon consummation of the proposed merger.

•     the public announcement that a person or group has acquired 15% or more of the outstanding shares of common stock, except in connection with an offer approved by the board of directors of Willbros Panama; or
• 10 days after the commencement of, or announcement of an intention to commence, a tender or exchange offer that would result in a

Willbros Panama	Willbros Delaware

person or group acquiring 15% or more of the outstanding shares of common stock.

If any person or group acquires 15% or more of the outstanding shares of common stock, except in connection with an offer approved by the board of directors, holders of the Rights, except the acquiring person or group, may purchase, for the Purchase Price, that number of shares of common stock or Series A junior participating preferred stock having a value equal to two times the Purchase Price. If, after the Rights have become exercisable, (i) Willbros Panama is acquired in a merger or other business combination in which its stockholders immediately prior to the transaction are not the holders of all of the surviving corporation’s voting power or (ii) more than 50% of the assets or earning power of Willbros Panama is sold, then each Right will entitle the holder to purchase, for the Purchase Price, a number of shares of common stock of the acquiring party have a value equal to two times the Purchase Price.

In the event shares of Series A junior participating preferred stock are issued upon exercise of the Rights, holders of the preferred stock will be entitled to (i) receive, in preference to holders of common stock, a quarterly dividend payment in an amount per share equal to the greater of $10.00 or 1,000 times the dividend declared per share of common stock; (ii) a minimum liquidation preference of $1,000 per share and after holders of common stock receive a liquidation payment of $1.00 per share, the holders of the preferred stock and the holders of common stock will share in the remaining assets in the ratio of 1,000 to 1 (as adjusted) for each share of preferred stock and common stock so held, respectively; and (iii) 1,000 votes per share, voting together with holders of the common stock.

The stockholder rights plan has certain anti-takeover effects. The plan discourages hostile takeovers by effectively allowing Willbros Panama stockholders to acquire shares of capital stock at a discount following a hostile acquisition of a large block of the outstanding common stock of Willbros Panama and by increasing the value of the consideration to be received by stockholders in specified transactions following an acquisition.

Anti-Takeover Statutes
Under Panama law, according to Decree No. 45 of December 5, 1977 (“Decree No. 45”), as amended, no takeover which would result in the acquisition by the offeror of 5% or more of the shares having a market value of at least $5,000,000 will be valid in case of a company that has (i) more than 3,000 stockholders	Section 203 of the DGCL provides for a three-year moratorium on certain business combinations with “interested stockholders” (generally, persons who own, individually or with or through other persons, 15% or more of the corporation’s outstanding voting stock). This moratorium, or prohibition, on mergers,

Willbros Panama	Willbros Delaware

and is registered with the National Securities Commission of Panama; (ii) a permanent office in Panama with full-time employees; and (iii) investments in Panama in excess of $1,000,000. As provided in Decree No. 45, the transfer of shares is also invalid if made in connection with a takeover offer of the nature described above. Decree No. 45 also provides that certain poison pill provisions may not be created by companies that have more than 3,000 stockholders unless they are registered with the National Securities Commission of Panama and satisfy the conditions of (ii) and (iii) above no less than six months prior to receipt of a takeover offer. The provisions of Decree No. 45 have the effect of restricting and limiting a takeover action. Decree No. 45 does not currently apply to Willbros Panama.	consolidations, and other transactions is subject to the following exceptions: (a) the business combination or transaction in which the stockholder becomes an interested stockholder is approved by the board of directors of the corporation prior to the stockholder becoming an interested stockholder; (b) the business combination is with an interested stockholder who became an interested stockholder in a transaction whereby such interested stockholder acquired at least 85% of the corporation’s voting stock, excluding shares held by directors who are also officers and by certain employee stock plans; or (c) the business combination is approved by the corporation’s board of directors and is authorized at a meeting by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder. However, the DGCL permits a corporation to opt out of the restrictions imposed by Section 203 in its certificate of incorporation. Willbros Delaware has not opted out of Section 203 in its certificate of incorporation.

Dissenters’ (Appraisal) Rights
Neither Panama law nor the articles of incorporation of Willbros Panama provide for dissenters’ appraisal rights. Therefore, stockholders of Willbros Panama are not entitled to dissenters’ appraisal rights.	The DGCL provides dissenters’ appraisal rights only in the case of a stockholder objecting to certain mergers or consolidations. Delaware law, however, does not afford dissenters’ appraisal rights with respect to (a) a sale of assets, (b) stock of a corporation surviving a merger if no vote of the surviving corporation’s stockholders is required to approve the merger (i.e., in case where the certificate of incorporation of surviving corporation is not changed in the merger and the stock to be issued in the merger does not exceed 20% of the stock outstanding prior to the merger), or (c) stock of a corporation in a merger or consolidation if the stock is (i) listed on a national securities exchange or designated as national market system securities or (ii) held of record by more then 2,000 holders; provided, however, the exception in (c) does not apply if holders receive in the transaction anything other than cash or securities that meet the requirements of (i) or (ii) or shares of the surviving corporation, or any combination of the foregoing.

MATERIAL INCOME TAX CONSEQUENCES

The following discussion under “— Material U.S. Federal Income Tax Consequences” summarizes certain rulings issued by the Internal Revenue Service in the Reorganization Tax Ruling (defined below) and the opinion of Sidley Austin LLP, our special U.S. tax counsel, as to certain material U.S. federal income tax consequences with respect to the proposed Merger and Internal Spin-Off. In addition, the following discussion summarizes certain material U.S. federal income tax consequences with respect to the ownership and disposition of Willbros Delaware common stock after the Reorganization, as well as the U.S. federal income taxation of Willbros Delaware and its subsidiaries after the Reorganization. The following discussion under “— Panamanian Tax” constitutes the opinion of Arias, Fabrega & Fabrega, our Panamanian counsel, as to certain material Panamanian income tax consequences with respect to the Merger and Internal Spin-Off to us and a holder of Willbros Panama common stock. The following discussion under “— The Netherlands Tax” constitutes the opinion of NautaDutilh, our Dutch counsel, as to certain material Dutch income tax consequences with respect to the Internal Spin-Off applicable to us. We will file these opinions with the SEC as exhibits to the registration statement of which this proxy statement/prospectus forms a part. See “Where You Can Find More Information.”

The following discussion is based upon the tax laws of the United States, Panama and the Netherlands as in effect on the date of this proxy statement/prospectus. This discussion does not take into account U.S. state or local tax laws, or tax laws of jurisdictions outside the United States, Panama and the Netherlands. This discussion is not tax advice nor does it purport to be a complete analysis or listing of all the potential tax consequences of holding our common stock, nor does it purport to furnish information in the level of detail or with attention to your specific tax circumstances that would be provided by your own tax advisor. You should consult with your own tax advisors as to the United States, Panamanian, Dutch or other state, local or foreign tax consequences to you of the Reorganization as well as the ownership and disposition of our common stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

Subject to the limitations and qualifications described herein, the following discussion summarizes certain rulings issued by the Internal Revenue Service in the Reorganization Tax Ruling and the opinion of Sidley Austin LLP, our special U.S. tax counsel, as to certain material U.S. federal income tax consequences with respect to the proposed Merger and Internal Spin-Off. In addition, the following discussion summarizes certain material U.S. federal income tax consequences with respect to the ownership and disposition of Willbros Delaware common stock after the Reorganization and the U.S. federal income taxation of Willbros Delaware and its subsidiaries after the Reorganization, which discussion, in the opinion of Sidley Austin LLP, is a fair and accurate summary of the relevant material U.S. federal income tax consequences thereof.

This summary under “— Material U.S. Federal Income Tax Consequences” is based upon the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated under the Code, administrative pronouncements and judicial decisions, all as currently in effect as of the date of this proxy statement/prospectus, and all of which are subject to change or to differing interpretations, possibly with retroactive effect. Any future legislation, regulations, or other guidance could be enacted or promulgated so as to apply retroactively to the Reorganization. Any such changes could affect the continuing validity of this summary.

This summary under “— Material U.S. Federal Income Tax Consequences” does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances. This summary also does not address the effect of any state, local or foreign tax laws that may apply or the application of the U.S. federal estate and gift tax or the alternative minimum tax.

You should consult your own tax advisors regarding the application of the U.S. federal income tax laws to your particular situation, as well as the applicability of any U.S. federal estate and gift, state, local or foreign tax laws to which you may be subject.

Tax Consequences of the Reorganization to a U.S. Holder

The following is a summary of certain U.S. federal income tax consequences to a “U.S. holder” (defined below) of the Willbros Panama common stock and Willbros Panama convertible notes from the receipt of Willbros Delaware common stock or Willbros Delaware convertible notes in exchange for such U.S. holder’s Willbros Panama common stock or Willbros Panama convertible notes in the Reorganization as a result of the Merger. The following discussion summarizes certain rulings issued by the Internal Revenue Service in the Reorganization Tax Ruling and the opinion of Sidley Austin LLP, our special U.S. tax counsel, as to certain material U.S. federal income tax consequences with respect to the Reorganization. The Reorganization Tax Ruling and opinion of Sidley Austin LLP are based, in part, on assumptions and representations as to factual matters that have been or will be provided by us, as requested by the Internal Revenue Service and counsel. If any of those assumptions or representations is inaccurate as of the effective time of the Reorganization, the tax consequences of the Reorganization could differ materially from those described herein. We are not aware of any facts or circumstances that should cause such representations and assumptions to be untrue. Opinions of counsel neither bind the Internal Revenue Service or any court, nor preclude the Internal Revenue Service from adopting a contrary position.

This summary addresses only those of you who hold your shares of Willbros Panama common stock and Willbros Panama convertible notes, and will, after the Reorganization, hold your shares of Willbros Delaware common stock and Willbros Delaware convertible notes, as capital assets within the meaning of Section 1221 of the Code. This summary is limited to the U.S. federal income tax consequences of the Reorganization and does not address all the U.S. federal income tax consequences that may be relevant to you in light of your particular tax circumstances. Further, this summary does not address holders of Willbros Panama common stock or Willbros Panama convertible notes who are subject to special treatment under U.S. federal income tax laws, such as:

•	tax-exempt organizations;

•	S corporations and other pass-through entities and owners thereof;

•	entities taxable as partnerships for U.S. federal income tax purposes and owners thereof;

•	insurance companies and other financial institutions;

•	mutual funds;

•	dealers in stocks and securities;

•	traders or investors in our common stock who elect the mark-to-market method of accounting for such stock;

•	stockholders who received our common stock from the exercise of employee stock options or otherwise as compensation;

•	stockholders who hold our common stock in a tax-qualified retirement plan, individual retirement account or other qualified savings account;

•	stockholders who hold their shares of our common stock as part of a hedge, straddle, or a constructive sale or conversion transaction or other risk reduction or integrated investment transaction;

•	a stockholder who actually or constructively owns more than 5% of Willbros Panama common stock; and

•	stockholders who are not “U.S. holders”.

You are a “U.S. holder” if you are a beneficial owner of the shares of Willbros Panama common stock or the Willbros Panama convertible notes and you are, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation, or an entity treated as a corporation, formed under the laws of the United States or any state thereof (including the District of Columbia), (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) in general, a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” have the authority to control all substantial decisions of the trust.

Holders of the Willbros Panama common stock or Willbros Panama convertible notes who are not U.S. holders may have different tax consequences than those described below and are urged to consult their own tax advisors regarding the tax treatment to them under U.S. and non-U.S. tax laws.

If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds Willbros Panama common stock or Willbros Panama convertible notes, the tax treatment of a partner in such entity generally will depend on the status of the partners and the activities of the partnership. If you are a partner in a partnership holding Willbros Panama common stock or Willbros Panama convertible notes, please consult your tax advisor.

Tax Consequences of the Merger

We have requested and received rulings from the Internal Revenue Service relating to the treatment of the Merger, Internal Spin-Off and certain related transactions for U.S. federal income tax purposes (the “Reorganization Tax Ruling”). The Reorganization Tax Ruling provides, in part, that the Merger of Merger Sub with and into Willbros Panama (as described under “The Reorganization — Structure of the Merger”) qualifies as a Reorganization under Section 368(a)(1)(B) of the Code.

Subject to the qualifications discussed herein, the Reorganization Tax Ruling provides as follows:

•	No gain or loss will be recognized by a U.S. holder solely as the result of the receipt of Willbros Delaware common stock in exchange for such U.S. holder’s Willbros Panama common stock pursuant to the Merger;

•	The aggregate tax basis of the Willbros Delaware common stock that a U.S. holder receives in the Merger will be the same as the aggregate tax basis of the shares of Willbros Panama common stock surrendered;

•	The holding period of the Willbros Delaware common stock received by a U.S. holder in the Merger will include the holding period of the U.S. holder’s Willbros Panama common stock, provided that the Willbros Panama common stock is held as a capital asset on the date of the Merger;

•	A U.S. holder of Willbros Panama convertible notes, warrants or options will not recognize gain or loss on the exchange of such convertible notes, warrants or options for convertible notes, warrants or options, respectively, of Willbros Delaware with identical terms, provided in the case of the convertible notes that they are treated as “securities” within the meaning of Section 354 of the Code; and

•	No gain or loss will be recognized by Willbros Delaware, Willbros Panama or Merger Sub in the Merger.

The Reorganization Tax Ruling is based on representations as to factual matters that were provided by us to the Internal Revenue Service and on certain assumptions. If any of those representations or assumptions is inaccurate as of the effective time of the Merger, the tax consequences of the Merger could differ materially from those described above.

The Reorganization Tax Ruling does not address certain material legal issues that could affect its conclusions, and reserves the right of the Internal Revenue Service to raise such issues upon a subsequent audit. Sidley Austin LLP, our special tax counsel, has provided certain opinions to us regarding matters relating to the Merger that are not addressed by the Reorganization Tax Ruling. Such opinions are as follows:

•	The Willbros Panama convertible notes should be treated as “securities” within the meaning of Section 354 of the Code and the U.S. holders thereof should therefore recognize no gain or loss on the exchange of such convertible notes for convertible notes of Willbros Delaware;

•	The aggregate tax basis of the Willbros Delaware convertible notes that a U.S. holder receives in the Merger should be the same as the aggregate tax basis of the Willbros Panama convertible notes surrendered; and

•	The holding period of the Willbros Delaware convertible notes received by a U.S. holder in the Merger should include the holding period of the U.S. holder’s Willbros Panama convertible notes provided that the Willbros Panama convertible notes are held as a capital asset on the date of the Merger.

In addition, Sidley Austin LLP has provided an opinion that the material U.S. federal income tax consequences of the Merger to the U.S. holders of Willbros Panama common stock and to Willbros Panama, Willbros Delaware and Merger Sub are addressed in the Reorganization Tax Ruling. The opinions of Sidley Austin LLP are based on representations as to factual matters that were provided by us and on certain assumptions. If any of those representations or assumptions is inaccurate as of the effective time of the Merger, the tax consequences of the Merger could differ materially from those described above. Opinions of counsel neither bind the Internal Revenue Service or any court, nor preclude the Internal Revenue Service from adopting a contrary position.

If the Merger does not qualify as a reorganization under Section 368(a) of the Code, each U.S. holder would recognize taxable gain or loss equal to the difference between the fair market value of the Willbros Delaware common stock or Willbros Delaware convertible notes received in the Reorganization and such U.S. holder’s basis in the Willbros Panama common stock or Willbros Panama convertible notes, respectively, exchanged therefor.

Tax Consequences of the Internal Spin-Off

The Reorganization Tax Ruling provides, in part, that the distribution of the Willbros USA common stock by Willbros Panama to Willbros Delaware in the Internal Spin-Off (as described under “The Reorganization — The Internal Spin-Off”) qualifies as a distribution under Section 355 of the Code. Subject to the qualifications discussed herein, the Reorganization Tax Ruling provides as follows:

•	No gain or loss will be recognized by Willbros Panama on the distribution of the Willbros USA common stock to Willbros Delaware in the Internal Spin-Off; and

•	No gain or loss will be recognized by Willbros Delaware on its receipt of the Willbros USA common stock in the Internal Spin-Off except for any income inclusion that would arise as the result of Willbros Panama having been a “controlled foreign corporation” under the Code.

The Reorganization Tax Ruling is based on representations as to factual matters that were provided by us to the Internal Revenue Service and on certain assumptions. If any of those representations or assumptions is inaccurate as of the effective time of the Internal Spin-Off, the tax consequences of the Internal Spin-Off could differ materially from those described above.

The Reorganization Tax Ruling does not address certain material legal issues that could affect its conclusions, and reserves the right of the Internal Revenue Service to raise such issues upon a subsequent audit. Sidley Austin LLP, our special tax counsel, has provided certain opinions to us regarding matters relating to the Internal Spin-Off that are not addressed by the Reorganization Tax Ruling. Such opinions are as follows:

•	The Internal Spin-Off will be treated as satisfying the business purpose requirement described in Treas. Reg. § 1.355-2(b)(1);

•	The Internal Spin-Off will not be treated as being used principally as a device for the distribution of earnings and profits of Willbros Panama or Willbros USA or both under Section 355(a)(1)(B) of the Code;

•	The Internal Spin-Off will not be taxable as a result of the application of Section 355(e) of the Code; and

•	Willbros Panama has not been a controlled foreign corporation prior to the Merger and accordingly, no gain or loss should be recognized by (and no amount should otherwise be included in the income of) Willbros Delaware on its receipt of the Willbros USA common stock in the Internal Spin-Off.

In addition, Sidley Austin LLP has provided an opinion that the material U.S. federal income tax consequences of the Internal Spin-Off to Willbros Panama and Willbros Delaware are addressed in the Reorganization Tax Ruling. The opinions of Sidley Austin LLP are based on representations as to factual matters that were provided by us and on certain assumptions. If any of those representations or assumptions is inaccurate as of the effective time of the Internal Spin-Off, the tax consequences of the Internal Spin-Off could differ materially from those described above. Opinions of counsel neither bind the Internal Revenue Service or any court, nor preclude the Internal Revenue Service from adopting a contrary position.

If the Internal Spin-Off does not qualify as a distribution under Section 355 of the Code, Willbros Panama would recognize gain in a taxable spin-off equal to the excess of the fair market value of the Willbros USA common stock distributed to Willbros Delaware over Willbros Panama’s tax basis in the Willbros USA common stock for U.S. federal income tax purposes. In addition, Willbros Delaware receiving the Willbros USA common stock in the Internal Spin-Off would be treated as receiving a taxable dividend in an amount equal to the fair market value of the Willbros USA common stock received to the extent of Willbros Panama’s current and accumulated earnings and profits (as increased to reflect any current income, including any gain, recognized by Willbros Panama on the taxable spin-off). Any amount that exceeded Willbros Panama’s earnings and profits would be treated first as non-taxable return of capital to the extent of Willbros Delaware’s tax basis in its Willbros Panama common stock with any remaining amounts being taxed as capital gain to Willbros Delaware. (Willbros Panama owns 60% of the outstanding stock of Willbros USA and all the outstanding stock of Musketeer Oil B.V., a Netherlands holding company that owns the other 40% of the outstanding stock of Willbros USA Musketeer Oil B.V. is a disregarded entity for United States federal income tax purposes. Therefore, the foregoing discussion reflects the fact that the Internal Spin-Off will be treated for such tax purposes as the distribution by Willbros Panama to Willbros Delaware of all the outstanding stock of Willbros USA.)

Information Reporting

You may be required to file with your U.S. federal income tax return for the taxable year in which the Merger occurs a statement setting forth certain facts relating to the Merger, including your tax basis in the shares of Willbros Panama common stock exchanged in the Merger and the number of shares of Willbros Delaware common stock received by you in the Reorganization. You must also keep a permanent record of facts relating to the exchange of your shares of Willbros Panama common stock into shares of Willbros Delaware common stock.

THE FOREGOING SETS FORTH THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND THE INTERNAL SPIN-OFF AND RELATED TRANSACTIONS UNDER CURRENT LAW. THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT ON, INDIVIDUAL CIRCUMSTANCES. MOREOVER, IT DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER OR INTERNAL SPIN-OFF. YOU ARE ENCOURAGED TO CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES OF THE MERGER AND INTERNAL SPIN-OFF, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS, AND AS TO POSSIBLE PROSPECTIVE OR RETROACTIVE CHANGES IN TAX LAW THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED ABOVE.

Ownership and Disposition of the Willbros Delaware Common Stock

As a result of the Reorganization, your ownership and disposition of the Willbros Delaware common stock will result in U.S. federal income tax consequences that may be different from the U.S. federal income tax consequences of holding Willbros Panama common stock. The following is a summary of certain U.S. federal income tax consequences relevant to the ownership and disposition of the Willbros Delaware common stock. This summary addresses only those of you who hold your shares of Willbros Delaware common stock as capital assets within the meaning of Section 1221 of the Code. This summary does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances. Further, this summary does not address holders of Willbros Delaware common stock who are subject to special treatment under U.S. federal income tax laws, such as:

•	tax-exempt organizations;

•	S corporations and other pass-through entities and owners thereof;

•	entities taxable as partnerships for U.S. federal income tax purposes and owners thereof;

•	insurance companies and other financial institutions;

•	mutual funds;

•	dealers in stocks and securities;

•	traders or investors in our common stock who elect the mark-to-market method of accounting for such stock;

•	stockholders who received our common stock from the exercise of employee stock options or otherwise as compensation;

•	stockholders who hold our common stock in a tax-qualified retirement plan, individual retirement account or other qualified savings account;

•	stockholders who hold their shares of our common stock as part of a hedge, straddle, or a constructive sale or conversion transaction or other risk reduction or integrated investment transaction; and

•	a stockholder who actually or constructively owns more than 5% of Willbros Delaware common stock.

U.S. Holder

As used herein, the term “U.S. holder” means a beneficial owner of the Willbros Delaware common stock (i) a citizen or resident of the United States, (ii) a corporation, or an entity treated as a corporation, formed under the laws of the United States or any state thereof (including the District of Columbia), (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) in general, a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” have the authority to control all substantial decisions of the trust.

Distributions paid to a U.S. holder with respect to the Willbros Delaware common stock will be taxable as dividend income when paid to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Willbros Delaware common stock exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in such Willbros Delaware common stock, and thereafter as capital gain.

Subject to certain exceptions for short-term and hedged positions, distributions constituting dividend income received by an individual U.S. holder in respect of the Willbros Delaware common stock before January 1, 2011 will generally represent “qualified dividend income,” which will be subject to taxation at a maximum rate of 15% (or a lower rate for individuals in certain tax brackets). In addition, subject to similar exceptions for short-term and hedged positions, distributions on the Willbros Delaware common stock constituting dividend income paid to holders that are U.S. corporations will generally qualify for the 70% dividends received deduction. A U.S. holder should consult its own tax advisers regarding the availability of the reduced dividend tax rate and the dividends received deduction in the light of its particular circumstances.

A U.S. holder will generally recognize capital gain or loss on a sale or exchange of the Willbros Delaware common stock equal to the difference between the amount realized upon the sale or exchange and such U.S. holder’s adjusted tax basis in the shares sold or exchanged. Such capital gain or loss will be long-

term capital gain or loss if the U.S. holder’s holding period for the shares sold or exchanged is more than one year. For non-corporate U.S. holders, including individuals, net long-term capital gains generally are taxed at a lower rate than ordinary income (generally 15% for most long-term gains recognized in taxable years beginning on or before December 31, 2010). The deductibility of capital losses may be subject to limitation.

Certain U.S. holders may be subject to backup withholding with respect to the payment of dividends on the Willbros Delaware common stock and to certain payments of proceeds on the sale or redemption of the Willbros Delaware common stock unless such U.S. holders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules.

Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such holder’s U.S. federal income tax, which may entitle the U.S. holder to a refund, provided that the U.S. holder provides the required information to the Internal Revenue Service. Moreover, certain penalties may be imposed by the Internal Revenue Service on a U.S. holder who is required to furnish information but does not do so in the proper manner.

Information returns will generally be filed with the Internal Revenue Service in connection with the payment of dividends on the Willbros Delaware common stock to noncorporate U.S. holders and certain payments of proceeds to noncorporate U.S. holders on the sale or redemption of the Willbros Delaware common stock.

Non-U.S. Holders

As used herein, the term “non-U.S. holder” means a beneficial owner of the Willbros Delaware common stock that is not a U.S. holder (which term is defined under “Material U.S. Federal Income Tax Consequences — Ownership and Disposition of the Willbros Delaware Common Stock — U.S. Holder” above).

Generally, dividends paid to a non-U.S. holder with respect to the Willbros Delaware common stock will be subject to U.S. federal income and withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty (provided the non-U.S. holder furnishes the payor with a properly completed applicable tax form certifying that such non-U.S. holder is eligible for treaty benefits), unless the dividends are effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and the non-U.S. holder provides the payor with a properly completed Internal Revenue Service Form W-8ECI). Dividends that are effectively connected with such trade or business (and, if a tax treaty applies, are attributable to a U.S. permanent establishment maintained by the non-U.S. holder) will generally be subject to U.S. federal income tax on a net basis at applicable individual or corporate rates and, in the case of a non-U.S. holder which is a corporation, may be subject to a “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Presently, any dividends from Willbros Panama to a non-U.S. holder generally would not be subject to U.S. federal income tax in the hands of a non-U.S. holder.

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange or redemption of the Willbros Delaware common stock so long as:

•	the gain is not effectively connected with a U.S. trade or business of the holder (or if a tax treaty applies, the gain is not attributable to a U.S. permanent establishment maintained by such non-U.S. holder); and

•	in the case of a nonresident alien individual, such holder is not present in the United States for 183 or more days in the taxable year of the sale or disposition (in which case the gain may be subject to tax if certain other conditions are met).

Payment of dividends and the tax withheld with respect thereto are subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty, or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. holder. Copies of the information returns reporting such dividends and withholding may also be made available by the Internal Revenue Service under the provisions of an applicable income tax treaty or agreement to the tax authorities in the country in which the non-U.S. holder resides.

U.S. backup withholding will generally apply on payment of dividends to a non-U.S. holder unless such non-U.S. holder furnishes to the payor a properly completed Internal Revenue Service Form W-8BEN (or other applicable form) certifying as to its non-U.S. status, or such non-U.S. holder otherwise establishes an exemption.

Payment by a U.S. office of a broker of the proceeds of a sale of the Willbros Delaware common stock is subject to both backup withholding and information reporting unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on Internal Revenue Service Form W-8BEN (or other applicable form), or otherwise establishes an exemption.

U.S. Federal Income Taxation of Willbros Delaware and its Subsidiaries After the Reorganization

Willbros Delaware and our U.S. subsidiaries will be subject to U.S. federal income taxation on their worldwide income regardless of its source, subject to reduction by allowable foreign tax credits. As a result of the proposed Reorganization, Willbros Delaware will become the common parent of the group of U.S. subsidiaries filing U.S. consolidated federal income tax returns.

After the Reorganization, Willbros Panama will become a holding company of our non-U.S. subsidiaries. Operating income of a non-U.S. corporation generally is not subject to direct U.S. federal income taxation if such income is not “effectively connected” with the conduct of a trade or business in the United States. Willbros Panama and our non-U.S. subsidiaries will become controlled foreign corporations as a result of the Reorganization, with the result that certain types of income earned by them could be required to be included in the income of Willbros Delaware prior to such income being remitted to Willbros Delaware. Generally, those types of income include dividends, interest and certain operating income earned with the assistance of related parties. Willbros Delaware intends to minimize those types of income where feasible.

PANAMANIAN TAX

The following discussion of Panamanian tax matters is based upon the tax laws of Panama and regulations thereunder in effect as of the date of this proxy statement/prospectus, and is subject to any subsequent change in Panamanian laws and regulations which may come into effect after such date. The material Panamanian tax consequences of the merger to us and an owner of Willbros Panama common stock are as follows.

General

Panama’s income tax is exclusively territorial. Only income actually derived from sources within Panama is subject to taxation. Income derived by Panama corporations, foreign corporations or individuals from off-shore operations is not taxable. The territorial principle of taxation has been in force throughout the history of the country and is supported by legislation, administrative regulations and court decisions. Willbros Panama has not been in the past and does not in the future expect to be subject to income taxes in Panama because all of its income has arisen from activities conducted entirely outside of Panama. This is the case even though Willbros Panama maintains its registered office in Panama.

Taxation of the Merger and Internal Spin-Off

A holder of Willbros Panama common stock will not be subject to Panamanian taxes as a result of the receipt of shares of Willbros Delaware common stock in exchange for such holder’s shares of Willbros

Panama common stock in the Merger. Neither Willbros Delaware nor Willbros Panama will be subject to Panamanian taxes with respect to the Merger. With respect to the Internal Spin-off, Willbros Delaware and Willbros Panama will also not be subject to Panamanian taxes for the same aforementioned reasons.

THE NETHERLANDS TAX

The following discussion of certain material Dutch corporate income tax consequences with respect to the Internal Spin-Off applicable to us only addresses the Netherlands tax legislation, as in effect and in force at the date of this proxy statement/prospectus, as interpreted in published case law, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

Willbros Panama holds 40% of the outstanding common stock of Willbros USA through Musketeer Oil B.V., a company incorporated under the laws of the Netherlands. In the Internal Spin-Off, Willbros Panama will distribute all of the outstanding common stock of Musketeer Oil B.V. to Willbros Delaware.

No Dutch corporate income tax will be due by Willbros Delaware in respect of the Internal Spin-Off. Furthermore, no Dutch corporate income tax will be due by Willbros Panama in respect of the Internal Spin-Off, assuming that the shares in Musketeer Oil B.V. do not increase in value during the period between the time of acquisition by Willbros Panama of all outstanding common stock of Musketeer Oil B.V., November 7, 2008, and the time of the Internal Spin-Off. Even if the shares in Musketeer Oil B.V. increased in value during such period, and, consequently, Willbros Panama realized a capital gain on its shareholding in Musketeer Oil B.V. in respect of the Internal Spin-Off, such capital gain should not be subject to Dutch corporate income tax, based on the fact that Willbros Panama has always been the listed parent company of the group (until the Merger immediately prior to the Internal Spin-Off) and, through its CEO and management board has an active involvement in the day-to-day and strategic management of the operating subsidiaries of Willbros Panama that are held through Musketeer Oil B.V.

EXPERTS

Willbros Panama’s audited consolidated financial statements and its financial statement schedule as of December 31, 2007 and for the year then ended, and management’s attestation on internal control as of December 31, 2007, included in Willbros Panama’s Annual Report on Form 10-K filed on February 29, 2008, which is incorporated by reference herein, have been audited by Grant Thornton LLP, independent registered public accounting firm, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

Willbros Panama’s audited consolidated financial statements as of December 31, 2006, and for the years ended December 31, 2006 and 2005, and the effects of the adjustment to retrospectively apply the change in presentation of Depreciation as indicated in Note 1 and the change in reportable segments in Note 14 to the consolidated financial statements for the years 2006 and 2005, and its financial statement schedule as of December 31, 2006, and for each of the years in the two-year period then ended, incorporated by reference from Willbros Panama’s Annual Report on Form 10-K filed on February 29, 2008, have been incorporated by reference herein in reliance on the reports of GLO CPAs, LLLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of common stock offered by this proxy statement/prospectus will be passed upon for Willbros Delaware by Conner & Winters, LLP, Tulsa, Oklahoma. Certain U.S. federal income tax matters will be passed upon by Sidley Austin LLP, Los Angeles, California, special U.S. tax counsel. Certain Panamanian income tax matters will be passed upon by Arias, Fabrega & Fabrega, Panama City, Panama. Certain Netherlands income tax matters will be passed upon by NautaDutilh N.V. Amsterdam, The Netherlands.

WHERE YOU CAN FIND MORE INFORMATION

Willbros Delaware has filed with the SEC a registration statement on Form S-4 (together with all amendments and exhibits, referred to as the “Registration Statement”) under the Securities Act. This proxy statement/prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted as permitted by the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement. Statements made in this proxy statement/prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the SEC, reference is made to the copy so filed, and each such statement shall be deemed qualified in its entirety by such reference.

Willbros Panama is, and after the merger Willbros Delaware as successor issuer will be, subject to the informational requirements of the Exchange Act, and in accordance therewith files and will file reports, proxy and information statements, and other information with the SEC. Such reports, proxy and information statements, and other information filed with the SEC, can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website which provides online access to reports, proxy and information statements and other information regarding companies that file electronically with the SEC at the address http://www.sec.gov.

Upon completion of the merger, Willbros Delaware common stock will be traded on the New York Stock Exchange. At the time of commencement of such trading, the existing common stock of Willbros Panama will be delisted and will no longer be registered pursuant to Section 12 of the Exchange Act. At such time, your shares will have automatically converted into the right to receive shares of Willbros Delaware and Willbros Delaware will be registered pursuant to Section 12 of the Exchange Act.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this proxy statement/prospectus the information filed by Willbros Panama with the SEC, which means we can disclose important business and financial information to you about Willbros Panama by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information included directly in this proxy statement/prospectus or in any document subsequently filed with the SEC which is also incorporated by reference. This proxy statement/prospectus incorporates by reference the documents listed below that Willbros Panama previously filed with the SEC (SEC File No. 1-11953) and any future filings made by Willbros Panama with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date this proxy statement/prospectus and before the special meeting:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2008, June 30, 2008, and September 30, 2008; and

•	Our Current Reports on Form 8-K filed on January 22, 2008, February 14, 2008, March 26, 2008, May 15, 2008, and June 3, 2008.

These documents have not been included in or delivered with this proxy statement/prospectus. We will provide to each person, including any beneficial owner to whom this proxy statement/prospectus is delivered, a copy of any or all documents incorporated by reference in this proxy statement/prospectus, excluding all exhibits that have not been specifically incorporated by reference. You can access these documents on our website at http://www.willbros.com or you may request a copy of these documents at no cost, by writing or telephoning us at the following address:

Willbros Group, Inc.
c/o Willbros USA, Inc.
4400 Post Oak Parkway
Suite 1000
Houston, TX 77027
Attention: Investor Relations
(713) 403-8000

Except as otherwise specifically incorporated by reference in this proxy statement/prospectus, information contained in, or accessible through, our website is not a part of this proxy statement/prospectus.

The reports, proxy statements and other information we file with the SEC can also be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, New York 10002. For more information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

ANNEX A

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of          , 2008, among Willbros Group, Inc., a Delaware corporation (“Willbros Delaware”), Willbros Group, Inc., a Republic of Panama corporation (“Willbros Panama”), and Willbros Merger, Inc., a Delaware corporation and newly formed, wholly-owned subsidiary of Willbros Delaware (“Merger Sub”).

RECITALS

WHEREAS, the respective Boards of Directors of Willbros Delaware, Willbros Panama and Merger Sub deem it advisable and in the best interests of their respective stockholders to reorganize such that Willbros Delaware will become the parent of Willbros Panama through the merger of Merger Sub with and into Willbros Panama;

WHEREAS, subject to the approval of the stockholders of Willbros Panama, the respective Boards of Directors of Willbros Delaware, Willbros Panama and Merger Sub (and the stockholders of Willbros Delaware and Merger Sub) having each approved the merger of Merger Sub with and into Willbros Panama, pursuant to which Willbros Panama will be the surviving company in the merger and become a wholly-owned subsidiary of Willbros Delaware, upon the terms and subject to the conditions set forth in this Agreement (the “Merger”), and whereby each issued share of common stock, par value US $0.05 per share, of Willbros Panama (“Willbros Panama Common Stock”), including those shares of Willbros Panama Common Stock held by Willbros Panama or any direct or indirect wholly-owned subsidiary of Willbros Panama, shall be automatically converted into the right to receive one common share, par value US $0.05 per share, of Willbros Delaware (“Willbros Delaware Common Shares”);

WHEREAS, Willbros Delaware, Willbros Panama and Merger Sub intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of section 368(a)(1)(B) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder and that the transactions contemplated by this Agreement be undertaken pursuant to such plan; and

WHEREAS, the consummation of the Merger requires, among other things, the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding Willbros Panama Common Stock entitled to vote on such adoption (the “Willbros Panama Stockholder Approval”);

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

MERGER

1.01  Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the General Corporation Law of Panama (the “PGCL”), Merger Sub shall be merged with and into Willbros Panama at the Effective Time of the Merger. Following the Effective Time of the Merger, the separate corporate existence of Merger Sub shall cease and Willbros Panama shall continue as the surviving corporation (the “Surviving Corporation”), becoming a wholly-owned subsidiary of Willbros Delaware, and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL and the PGCL.

1.02  Effective Time.  Subject to the provisions of this Agreement, as soon as practicable following the satisfaction or waiver of the conditions set forth in Section 5.01, the parties shall duly prepare, execute and file a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with Section 252 of the DGCL and certify and duly file this Agreement with the Public Registry Office of Panama in accordance with Article 11-A of the PGCL. The Merger shall become effective on the later of the date and at the time the Certificate of Merger has been duly filed with the Secretary of Sate of the State of Delaware and this Agreement reflecting the Merger has been duly filed and registered with the Public

Registry Office of Panama (or at such later time as shall be agreed to by Willbros Delaware, Willbros Panama and Merger Sub). The date and time when the Merger shall become effective is referred to as the “Effective Time.”

1.03  Effects of the Merger.  The Merger shall have the effects as provided in the DGCL and the PGCL. The Surviving Corporation specifically assumes any obligation of Merger Sub which requires that such obligation is specifically assumed by the Surviving Corporation.

ARTICLE II

NAME, ARTICLES OF INCORPORATION,
DIRECTORS AND OFFICERS

2.01  Name of Surviving Corporation.  The name of the Surviving Corporation shall be “Willbros Group, Inc.”

2.02  Articles of Incorporation; By-laws.

(a) The Articles of Incorporation of the Surviving Corporation from and after the Effective Time shall be the Amended and Restated Articles of Incorporation attached hereto as Exhibit A.

(b) The By-laws of Willbros Panama in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation from and after the Effective Time.

2.03  Directors.  The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and each such director of the Surviving Corporation shall serve from and after the Effective Time until his or her successor shall be elected and qualify, subject to prior death, resignation or removal in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation, or as otherwise provided by applicable law.

2.04  Officers.  Each officer of Merger Sub immediately prior to the Effective Time shall be an officer of the Surviving Corporation, from and after the Effective Time until his or her successor shall be elected and qualify, subject to prior death, resignation or removal in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation, or as otherwise provided by applicable law.

ARTICLE III

CONVERSION AND EXCHANGE OF STOCK

3.01  Willbros Panama Common Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares:

(a) Each issued and outstanding share of Willbros Panama Common Stock shall be converted into and become the right to receive one fully paid and nonassessable Willbros Delaware Common Share.

(b) Each issued share of Willbros Panama Common Stock that is owned by Willbros Panama or by any direct or indirect wholly-owned subsidiary of Willbros Panama prior to the Effective Time shall be converted into and become the right to receive one fully paid and nonassessable Willbros Delaware Common Share.

3.02  Merger Sub Common Stock.  At the Effective Time, each issued and outstanding share of common stock, par value US $0.05 per share, of Merger Sub, shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, power and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

3.03  Stock Option and Award Plans.  Willbros Panama currently maintains and sponsors the Willbros Group, Inc. 1996 Stock Plan, as amended, providing for the grant or award to its officers and employees of Willbros Panama Common Stock or options or other rights to purchase or receive Willbros Panama Common Stock (the “Employee Stock Plan”). Willbros Panama also maintains and sponsors the Willbros Group, Inc.

Director Stock Plan, as amended, and the Willbros Group, Inc. 2006 Director Restricted Stock Plan, as amended, providing for the grant or award to its non-employee directors of Willbros Panama Common Stock or options or other rights to purchase or receive Willbros Panama Common Stock (the “Director Stock Plans”). Willbros Delaware shall assume the rights and obligations of Willbros Panama under the Employee Stock Plan and the Director Stock Plans. The outstanding options and other awards under the Employee Stock Plan and Director Stock Plans shall be exercisable or issuable or vest upon the same terms and conditions as under such plans and the agreements relating thereto immediately prior to the Effective Time of the Merger, except that upon the exercise or issuance of such options or awards, Willbros Delaware Common Shares shall be issuable in lieu of shares of Willbros Panama Common Stock. The number of Willbros Delaware Common Shares issuable upon the exercise or issuance of such an option or award immediately after the Effective Time and the option price of each such option or award shall be the number of shares and option price in effect immediately prior to the Effective Time. All options or awards issued under the Employee Stock Plan and Director Stock Plans after the Effective Time shall entitle the holder thereof to purchase or receive Willbros Delaware Common Shares in accordance with the terms of the Employee Stock Plan and Director Stock Plans.

3.04  Exchange Agent; Exchange of Shares.

(a) Exchange Agent.  As soon as reasonably practicable, Willbros Delaware shall designate a bank or trust company reasonably acceptable to Willbros Panama (the “Exchange Agent”) for the purpose of exchanging certificates representing shares of Willbros Delaware Common Shares (the “Delaware Certificates”) upon surrender of certificates representing shares of Willbros Panama Common Stock (the “Panama Certificates”). Not later than the Effective Time, Willbros Delaware will cause to be deposited with the Exchange Agent, for the benefit of the holders of shares of Willbros Panama Common Stock, certificates representing Willbros Delaware Common Shares to be provided in exchange for Willbros Panama Common Stock upon consummation of the Merger as set forth in Section 3.01 (the “Exchange Fund”).

(b) Exchange Procedure.  As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Panama Certificate(s) that immediately prior to the Effective Time represented shares of Willbros Panama Common Stock whose shares were converted into and became the right to receive Willbros Delaware Common Shares pursuant to Section 3.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Panama Certificates shall pass, only upon delivery of the Panama Certificates to the Exchange Agent and shall be in such form and have such other provisions as Willbros Delaware may reasonably specify) and (ii) instructions for use in effecting the surrender of the Panama Certificates in exchange for Delaware Certificates. Upon surrender of a Panama Certificate for cancellation and exchange to the Exchange Agent, together with such letter of transmittal, properly completed and duly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Panama Certificate shall be entitled to receive in exchange therefor a Delaware Certificate or Delaware Certificates representing the number of Willbros Delaware Common Shares which such holder has the right to receive pursuant to the provisions of this Article III, and the Panama Certificate so surrendered shall be canceled. In the event of a transfer of ownership of a Panama Certificate after the Effective Time, exchange may be made to a person other than the person in whose name the Panama Certificate so surrendered is registered, if such Panama Certificate shall be properly endorsed or otherwise in proper form for transfer and shall be accompanied by evidence satisfactory to the Exchange Agent that any transfer or other taxes required by reason of such exchange in the name other than that of the registered holder of such Panama Certificate or instrument either has been paid or is not payable. Until surrendered as contemplated by this Section 3.04, each Panama Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender Willbros Delaware Common Shares in accordance with Section 3.01.

(c) No Further Ownership Rights in Willbros Panama Common Stock.  All Willbros Delaware Common Shares issued upon the Merger, including any Delaware Certificates issued upon the surrender for exchange of Panama Certificates in accordance with the terms of this Article III, shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Willbros Panama Common Stock theretofore represented by such certificates, subject, however, to the Surviving Corporation’s obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Willbros Panama on such shares of Willbros Panama Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Willbros Panama Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Panama Certificates are presented to the Surviving Corporation or Exchange Agent they shall be canceled and exchanged as provided in this Article III, except as otherwise provided by law.

(d) Termination of Exchange Fund; No Liability.  At any time following the first anniversary of the Effective Time, Willbros Delaware shall be entitled to require the Exchange Agent to deliver to it any remaining portion of the Exchange Fund, and holders shall be entitled to look only to Willbros Delaware (subject to abandoned property, escheat or other similar laws) with respect to the Willbros Delaware Common Shares and any dividends or other distributions with respect thereto payable upon due surrender of their Panama Certificates, without any interest thereon. Notwithstanding the foregoing, neither Willbros Delaware nor the Exchange Agent shall be liable to any holder of a Panama Certificate for Willbros Delaware Common Shares (or dividends or distributions with respect thereto) from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(e)  Lost, Stolen or Destroyed Certificates.  In the event any Panama Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Panama Certificate(s) to be lost, stolen or destroyed and, if required by Willbros Delaware, the posting by such person of a bond in such sum as Willbros Delaware may reasonably direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Panama Certificate(s), the Exchange Agent will issue the Delaware Certificates pursuant to Section 3.01(a) deliverable in respect of the shares of Willbros Panama Common Stock represented by such lost, stolen or destroyed Panama Certificates.

(f)  Dividends; Distributions.  No dividends or other distributions with respect to Willbros Delaware Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Panama Certificate with respect to the Willbros Delaware Common Shares represented thereby, and all such dividends and other distributions, if any, shall be paid by Willbros Delaware to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Panama Certificate in accordance with this Article III. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Panama Certificate there shall be paid to the holder of a Panama Certificate representing the right to receive Willbros Delaware Common Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Willbros Delaware Common Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such Willbros Delaware Common Shares. Willbros Delaware shall make available to the Exchange Agent cash for these purposes, if necessary.

3.05  Warrants.  Effective at the Effective Time, the outstanding warrants of Willbros Panama to acquire Willbros Panama Common Stock shall be thereafter exercisable, in accordance with their terms, for the number of Willbros Delaware Common Shares to which a holder of the shares of Willbros Panama Common Stock issuable at the time of the Merger upon the exercise of such warrants would have been entitled to receive as a result of the Merger, in accordance with this Article III, if such exercise had taken place immediately prior to the Merger.

3.06  Convertible Debt.  Effective at the Effective Time, the 2.75% Convertible Senior Notes due 2024 and the 6.5% Convertible Senior Notes due 2012 of Willbros Panama shall be thereafter convertible, in accordance with their terms, for the number of Willbros Delaware Common Shares to which a holder of the shares of Willbros Panama Common Stock issuable at the time of the Merger upon the conversion of such notes would have been entitled to receive as a result of the Merger, in accordance with this Article III, if such conversion had taken place immediately prior to the Merger.

3.07  Withholding Taxes.  Willbros Delaware shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the consideration otherwise payable to any person pursuant to this Article III any such amounts as are required under the U.S. Internal Revenue Code of 1986, as amended, or any applicable provision of state, local or foreign tax law; provided, however, that if such withholding may be eliminated or reduced through the delivery of any certificate or other documentation, Willbros Delaware shall provide each holder of Willbros Panama Common Stock with a reasonable opportunity to deliver such certificate or other documentation. To the extent that amounts are so withheld by Willbros Delaware, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Willbros Panama Common Stock in respect of which such deduction and withholding was made by Willbros Delaware.

3.08  Willbros Panama Distributions.  Notwithstanding any other provision of this Agreement to the contrary, any payments on account of any dividends or other distributions made with respect to the Willbros Panama Common Stock, and any Merger related payments made in respect of dissenters’ rights or similar appraisal rights, if any, shall be made by the Surviving Corporation.

3.09  Cancellation of Shares.  All Willbros Delaware Common Shares owned by Willbros Panama immediately prior to the Effective Time shall be canceled at the Effective Time.

3.10  Deferred Prosecution Agreement.  Effective at the Effective Time, Willbros Delaware shall be bound to the obligations described in that certain Deferred Prosecution Agreement dated and filed as of May 14, 2008, among Willbros Panama, Willbros International, Inc. (“WII”) and the United States Department of Justice, with respect to the business of Willbros Panama and WII.

ARTICLE IV

BENEFIT AND COMPENSATION PLANS

4.01 At the Effective Time, Willbros Panama shall continue to sponsor and maintain each employee benefit and program to which Willbros Panama is then a party (the “Employee Benefit Plans”). To the extent any Employee Benefit Plan provides for the issuance or purchase of, or otherwise relates to, Willbros Panama Common Stock, after the Effective Time, such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, Willbros Delaware Common Shares.

ARTICLE V

CONDITIONS PRECEDENT

5.01 The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver of the following conditions:

(a) Stockholder Approval.  The Willbros Panama Stockholder Approval shall have been obtained.

(b) Form S-4.  The registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission by Willbros Delaware in connection with the issuance of the Willbros Delaware Common Shares in the Merger shall have become effective under the U.S. Securities Act of 1933, as amended, and shall not be the subject of any stop order or proceedings seeking a stop order.

(c) NYSE Approval.  The New York Stock Exchange (the “NYSE”) shall have confirmed that the Willbros Delaware Common Shares have been approved for listing on the NYSE for at least ten trading days prior to the Effective Time, subject to notice of issuance, and may trade on the NYSE and succeed to the ticker symbol “WG.”

(d) Governmental, Regulatory and Other Material Third-Party Consents.  All filings required to be made prior to the Effective Time of the Merger with, and all material consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, any court or governmental or regulatory authority or agency, domestic or foreign, or other person in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will have been made or obtained (as the case may be).

(e) No Injunctions or Restraints.  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or restriction that, in the discretion of the board of directors of Willbros Panama, would make the consummation of the Merger or any of the other transactions contemplated hereby inadvisable shall be in effect.

ARTICLE VI

TERMINATION, AMENDMENT AND WAIVER

6.01  Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Willbros Panama Stockholder Approval, by action of the Board of Directors of Willbros Delaware, Willbros Panama and Merger Sub.

6.02  Effect of Termination.  In the event of termination of this Agreement as provided in Section 6.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Willbros Delaware, Willbros Panama or Merger Sub, other than the provisions of this Article VI and Article VII.

6.03  Amendment.  This Agreement may be amended by the parties at any time before or after the Willbros Panama Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment that alters or changes the amount or kind of shares to be received by stockholders in the Merger; alters or changes any term of the articles of incorporation of the Surviving Corporation; or alters or changes any other terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would adversely affect the holders of shares of Willbros Panama Common Stock. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

6.04  Waiver.  At any time prior to the Effective Time, the parties may waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

6.05  Procedure for Termination, Amendment, Extension or Waiver.  A termination of this Agreement pursuant to Section 6.01, an amendment of this Agreement pursuant to Section 6.03 or a waiver pursuant to Section 6.04 shall, in order to be effective, require action by the Board of Directors of Willbros Delaware, Willbros Panama and Merger Sub.

ARTICLE VII

GENERAL PROVISIONS

7.01  Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to Willbros Delaware:

4400 Post Oak Parkway, Suite 1000
Houston, Texas 77027
Attention: General Counsel
Facsimile: (713) 403-8136

(b) if to Willbros Panama:

Plaza 2000 Building
50th Street, 8th Floor
P.O. Box 0816-01098
Panama, Republic of Panama
Attention: General Counsel
Facsimile: (507) 265-3863

(c) if to Merger Sub:

4400 Post Oak Parkway, Suite 1000
Houston, Texas 77027
Attention: General Counsel
Facsimile: (713) 403-8136

7.02  Entire Agreement; No Third-party Beneficiaries.  This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article III, is not intended to confer upon any person other than the parties any rights or remedies.

7.03  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the Republic of Panama regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

[Signatures on following page]

IN WITNESS WHEREOF, Willbros Delaware, Willbros Panama and Merger Sub have caused this Agreement to be signed by their respective directors and officers thereunto duly authorized, all as of the date first written above.

“WILLBROS DELAWARE”
“WILLBROS PANAMA”
Willbros Group, Inc., a Delaware corporation
Willbros Group, Inc., a Republic of Panama corporation

By:		By:
	Robert R. Harl		Robert R. Harl
	President and Chief Executive Officer		President and Chief Executive Officer

By:		By:
	Dennis G. Berryhill		Dennis G. Berryhill
	Secretary		Secretary

“MERGER SUB”
Willbros Merger, Inc., a Delaware corporation

By:
Dennis G. Berryhill
President

By:
William L. Pardue
Secretary

[Directors signatures on following page]

DIRECTORS OF THE PARTIES HERETO

“WILLBROS DELAWARE”	“WILLBROS PANAMA”
Willbros Group, Inc., a Delaware corporation	Willbros Group, Inc., a Republic of Panama corporation

Arlo B. DeKraai	Michael J. Bayer

Robert R. Harl	William B. Berry

John T. McNabb, II	Arlo B. DeKraai

“MERGER SUB”
Willbros Merger, Inc. a Delaware corporation	Robert R. Harl

Dennis G. Berryhill	Gerald J. Maier

Gay Stanley Mayeux	John T. McNabb, II

William L. Pardue	Robert L. Sluder

James B. Taylor, Jr.

S. Miller Williams

Exhibit A

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF WILLBROS PANAMA

1. The name of the corporation is:

WILLBROS GROUP, INC.

2. The general purposes of the corporation are to do any and all of the things hereinafter set forth to the same extent as natural persons might or could do such things in any part of the world, namely:

a) To carry on and conduct a general contracting, building and construction business; to engineer, design, operate, plan, maintain, erect, construct, improve, enlarge, repair, alter, renovate, decorate, furnish, and engage in work upon pipelines and related facilities, refineries, buildings, streets, roads, highways, bridges, viaducts, railroads, railway structures, piers, docks, mines, shafts, waterworks, reservoirs, dams, canals, sewer systems, electrical transmission systems, excavations, and telephone and telegraph systems, and other structures and works; to employ mechanics, laborers, artisans, and workmen; to make contracts and sub — contracts for work and materials; and to purchase, manufacture, sell and otherwise deal in and with, building and construction materials, machinery, equipment and supplies of every kind and description.

To construct, engineer, design, purchase, plan, or otherwise acquire, improve, enlarge, repair, alter, renovate, lease as lessee, maintain, operate, sell or otherwise dispose of, lease as lessor, mortgage, and deal in and with, pipelines, gathering lines, lateral lines, pumping stations, tanks, compressors, bridges, structures, tunnels, buildings, plants, communication equipment, facilities, appliances, supplies, devices, materials, machinery, and equipment, used for the transmission, storage, processing and distributing, of gas, oil, petroleum products and by-products, dairy products, water, fertilizers, coal slurries and any and all other products, commodities, and materials whether of a similar or different nature.

To explore for, mine, refine, develop, improve, conduct experimentation on, process, generate, retrieve, transport, transmit or gather any form of energy and to design, construct or provide any facilities, machinery or equipment necessary or convenient to the conduct of such activities.

b) To establish, transact and carry on generally a financial, investment and brokerage business in all its branches, and to organize or carry on and undertake any business, transactions or operation commonly undertaken by financiers, capitalists, promoters, underwriters of shares, stock or other securities, or obligations of persons, companies, corporations, partnerships or associations or by dealers in land, options or concessions or by merchants, manufacturers and traders, to carry on any other trade or business whatsoever which can be advantageously carried on by the corporation in connection with or as ancillary to the general business of the corporation, as hereinabove or hereinafter stated or referred to.

c) To invest the capital of the corporation, accretions to capital and the income of the corporation or any part thereof as the Board of Directors may determine, in real property including the construction and alteration of buildings, and in personal property of any description whatsoever, including mortgages, bonds, stocks, shares and other securities, and from time to time to change said investments by sale, exchange or otherwise, and to invest the proceeds of any sale or sales in other investments of a like nature.

d) To establish, transact and carry on the business of a manufacturing, merchandising and trading company, to manufacture, purchase, lease, sublease and acquire by contract, license or otherwise, and to hold, own, mortgage, pledge, hypothecate, exchange, sell, assign, and transfer, or otherwise dispose of, to manage, invest, trade, deal in and with, both for its own account and for the account of others, raw materials, goods, wares, merchandise, commodities and other property of every kind, nature and description.

e) To establish, transact and carry on the business of exporters, importers and forwarders as principal, factor, agent, broker, trustee, commission merchant or otherwise, in the Republic of Panama, and in any and all colonies, dependencies, dominions, possessions, states, territories and countries foreign thereto, to export from and import into the Republic of Panama and from and into any and all colonies, dependencies, dominions, possessions, states, territories and countries foreign thereto, as principal, factor, agent, broker, trustee, commission merchant or otherwise, raw materials, goods, wares, merchandise, commodities and other property of every kind, nature and description; to deal in bills of lading, warehouse receipts and any and all other documents necessary or incidental to the conduct of such business, to act as factor, agent, broker, representative, trustee or commission merchant for any person or company.

f) To purchase, build, hire, charter, or otherwise own, hold, use and dispose of steam and other ships and vessels and their appurtenances; to establish, operate and maintain steam and other ships and vessels between any cities, towns and ports in the Republic of Panama or in any part of the world; and generally to transport passengers, raw materials, goods, wares, merchandise, commodities, animals and other property of every kind, nature and description.

g) To apply for, purchase, register or in any manner to acquire, to hold, own, use, operate and introduce, to sell, lease, assign, pledge or in any manner dispose of, and in any manner deal with patents, patent rights, licenses, copyrights, trademarks, trade names, formulae, secret processes, inventions, improvements, and processes used in connection with or secured under leases, patents, or similar rights granted by the Republic of Panama or by any other country or government or otherwise; and to acquire, own, use, deal in or with, and in any manner dispose of any and all inventions, improvements, and processes, labels, designs, brands or other rights, and to work, operate, exercise or develop the same and to carry on any business which the corporation may deem advantageous to effectuate, directly or indirectly, these purposes or any of them.

h) To guarantee or become liable for the payment of money or for the performance of any obligations, and generally to transact all kinds of guarantee business, also to transact all kinds of trust and agency business.

i) To acquire by original subscription, syndicate participation, tender, purchase, or otherwise and to hold, sell, exchange, surrender, lease, assign, transfer, mortgage, charge, convert, turn to account, deal in, pledge or otherwise dispose of shares, stocks, debenture stocks, scrip, debentures, bonds, mortgages, notes, warrants, coupons, drafts, obligations, securities, produce, concessions, options, patents, annuities, licenses, policies, book debts, business concerns and goodwill, claims, privileges, choses in action of all kinds, commercial instruments, evidences of indebtedness and contracts of every nature and kind, issued, created or guaranteed by any other person or company and irrespective of the business which it may be carrying on or authorized to carry on, and irrespective of the locality in which it operates, or issued, created or guaranteed by any government, public body or authority, municipal, local or otherwise, and whether of the Republic of Panama or elsewhere; and while the owner thereof to receive, collect and dispose of interests and dividends thereon and income therefrom, and to exercise all the rights, powers and privileges of ownership, including the right to vote thereon.

j) To acquire and undertake the whole or any part of the business, property and liabilities of any person or company carrying on any business or possessed of property suitable for the purposes of this corporation, and to carry on, conduct, assist, subsidize, contribute to, dissolve or liquidate any business so acquired, or any other business which can be advantageously carried on by the corporation; to organize, incorporate, reorganize, aid, assist financially or otherwise, or to amalgamate, consolidate or merge with any subsidiary or affiliated company, or any other company and to do any and all things necessary or convenient to carry such purposes into effect.

k) To draw, make, accept, endorse, discount, execute, issue and deal in promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

l) To purchase, take on lease or in exchange, hire or otherwise acquire, hold, sell, mortgage or pledge, transfer or otherwise dispose of any real and personal property and any rights and privileges which the corporation may think necessary or convenient for the purpose of its business; and to pay for any such property and any rights, interests, or privileges acquired by the corporation by means or money or other property, rights, or interests held by the corporation, or by issuing therefor or assigning and delivering in exchange therefor (in any manner permitted by law) its own shares, bonds, debentures, notes, certificates of indebtedness or other obligations, or any of them, however evidenced.

m) To purchase or otherwise acquire, hold, sell, pledge, transfer or otherwise dispose of, and to reissue its own capital stock, bonds, debentures, notes or other securities, obligations or evidences of indebtedness of this corporation from time to time to such extent and in such manner and upon such terms as the Board of Directors shall determine, provided that shares of its own capital stock belonging to this corporation shall not be voted upon directly or indirectly.

n) To borrow money, to issue bonds, promissory notes, bills of exchange, debentures, debenture stock and other obligations, securities and evidences of indebtedness, whether secured by mortgage, pledge, deed of trust or otherwise, or unsecured, for money borrowed or in payment of property, real or personal, purchased or acquired, for labor done or for any other lawful object; to mortgage or pledge all or any part of its properties, rights, interests, easements and franchises, including after acquired property or rights, and any and all shares of stock, bonds, debentures or other securities, obligations or evidences of indebtedness at any time owned or held by it.

o) To insure with any other person or company against losses, damages, risks and liabilities of all kinds which may affect this corporation.

p) To establish and support or aid in the establishment and support of associations, institutions, funds, trusts and conveniences calculated to benefit employees or ex-employees of the corporation or the dependents or connections of such persons, and to grant pensions and allowances, and to make payments toward insurance, and to subscribe or guarantee money for charitable or benevolent objects of for any exhibition or for any public, general or useful objects.

q) To make and carry into effect any agreement or contract for sharing profits, union of interests, cooperation, joint adventure, reciprocal concession or otherwise, with and to manage or supervise any person or company, carrying on or engaged in, or about to carry on or engage in, any business or transaction which this corporation is authorized to carry on or engage in, or any business or transaction capable of being conducted so as to benefit this corporation directly or indirectly, to accept by way of consideration for any such agreement or contract or for management services cash or any stock, debentures or securities of any person or company.

r) To establish or promote and to cause to be incorporated any company for the purpose of acquiring all or any of the property and liabilities of this corporation or for any other purpose which may seem calculated to benefit this corporation directly or indirectly.

s) To enter into, make, perform and carry out contracts of every kind for any lawful purpose; to enter into any arrangements with any governments or authorities, municipal, local or otherwise, and to obtain from any such government or authority, any rights, privileges and concessions which the corporation may consider desirable to obtain, and to carry out, exercise, and comply with any such arrangements, rights, privileges and concessions.

t) To sell, lease or otherwise dispose of the whole or any part of the assets, rights, property or undertaking of the corporation for cash, shares, debentures, bonds, mortgages or other securities of any other company, or for such consideration as the Board of Directors may think fit; to improve, manage, develop, exchange, mortgage, turn to account or otherwise deal with, all or any part of the assets, rights and property of the corporation.

u) To lend or advance money or give credit to, or give guarantee or become security for, stockholders, officers or directors of the corporation, any person, firm or corporation in which the corporation has any direct or indirect beneficial interest, wherever located, customers or others having dealings with the corporation, on such terms as the Board of Directors may deem expedient.

v) To have one or more offices and to carry on and conduct any or all of its operations and business and to do all such things as are conducive or incidental to the attainment of its corporate purposes in the Republic of Panama and in any and all colonies, dependencies, dominions, possessions, states, territories and countries foreign thereto; and to keep the books and accounts of the corporation, including the Stock Register, at any place or places, either within or without the Republic of Panama, and to procure the registration or qualification or recognition of the corporation in or under the laws of any colony, dependency, dominion, possession, state, territory or country in the world.

w) To provide for the management of the affairs of the corporation abroad in such manner and by such means as the directors may from time to time deem suitable and appropriate, and for the delegation to an attorney or attorneys of the corporation, who may be any person or persons, of such powers, authorities and discretions as the directors may think fit.

x) To distribute in specie by way of dividend or otherwise, among the stockholders, customers or employees of the corporation, any shares of stock or securities belonging to the corporation or any property or assets of the corporation.

y) To do any and all of the above acts and things and to have and exercise any and all of the above powers in any part of world, and either as principal, agent, factor, broker, commission merchant, trustee, attorney, contractor or otherwise, and either alone or in conjunction with others, and either by or through agents, trustees or otherwise; and to do all such other things as are incidental or conducive to the attainment of the above purposes or any of them.

It is hereby declared that the word “company” wherever used in this Article 2 shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, and whether organized or domiciled in the Republic of Panama or elsewhere, and the intention is that the purposes specified in each paragraph of this Article 2 shall, except where otherwise expressed in such paragraph, be in no wise limited or restricted by reference or inference, from the terms of any other paragraph and that in the event of any ambiguity this Article 2 shall be construed in such a way as to widen and not to restrict the powers of the corporation.

With these purposes the corporation shall have all the powers outlined in Article 19 of Law 32 of 1927 of the Republic of Panama as well as any other powers which may be granted to the corporation by any other laws in force.

3. The authorized capital of the corporation shall be seventy million (70,000,000) shares of common stock with a par value of FIVE U.S. CENTS (U.S. $0.05) per share. Such shares shall be common shares and issued in nominative form. The voting power shall be vested exclusively in the holders of such shares, one vote for each share so held.

4. The liability of each stockholder is limited to the amount, if any, unpaid on his shares.

5. The domicile of the corporation is in the Republic of Panama and the name of its Resident Agent is ARIAS, FABREGA & FABREGA, whose domicile is at Plaza 2000 Building, 50 Street, 16 Floor, Panama City, Republic of Panama.

6. The duration of the corporation’s existence is to be perpetual.

7. (a) The number of directors of the corporation shall be no less than three (3) nor more than fifteen (15). Within this limit the exact number shall be set forth in the By-Laws of the corporation.

(b) Subject to the provisions of the law and of these Articles of Incorporation, the number and term of office of the directors shall be fixed or determined in the manner prescribed in the By-Laws of the corporation. Except as otherwise provided in the By-Laws of the corporation, in case of vacancies in the Board of Directors, a majority of the directors then in office may elect directors to fill such vacancies. It is not necessary that directors be stockholders. Directors may be removed at any time, without cause, by the vote of the holders of a majority of the outstanding shares entitled to vote for directors. A majority of the directors shall constitute a quorum at any meeting of the Board of Directors.

(c) The Board of Directors may exercise all of the powers of the corporation except such as are by law, by these Articles of Incorporation or by the By-Laws conferred upon or reserved to the stockholders.

d) At any meeting of the Board of Directors, any director may be represented and vote by proxy or proxies (who need not be directors), appointed by an instrument in writing, public or private, with or without power of substitution.

e) A director may hold any remunerative office of profit with the corporation in addition to the office of director. No director shall be disqualified from entering into contracts, arrangements or dealings with the corporation and no such contracts, arrangements or dealings shall be voided, whether they be with the director or with a corporation in which he is interested as member or director or officer or otherwise, and no director shall be liable to account to the corporation for any profit arising out of any such contract, arrangement or dealing, provided that such director discloses to the directors of the corporation his interest in such contract, arrangement or dealing at or before the time such contract, arrangement or dealing is determined upon or entered into and such contract, arrangement or dealing is approved by the Board of Directors.

(f) The Board of Directors may appoint two or more of their number to constitute an Executive Committee or any other committee or committees, who shall have and exercise the powers of the Board of Directors in the management of the business and affairs of the corporation to the extent and subject to the restrictions expressed in the Articles of Incorporation or the By-Laws of the corporation or the resolution appointing such committee or committees.

(g) The Board of Directors may make, alter, amend and repeal the By-Laws of the corporation.

8. All meetings of the stockholders and of the Board of Directors of the corporation shall be held at the office of the corporation in the Republic of Panama or at such other place or places, within or without the Republic of Panama, as may be determined from time to time by the Board of Directors.

9. The corporation reserves the right to amend these Articles of Incorporation as from the time to time amended, in the manner now or hereafter prescribed by law, and all rights conferred on officers, directors and stockholders herein are granted subject to this reservation.

10. No stockholder of the corporation shall have a preferential or pre-emptive right to subscribe to shares of stock issued pursuant to an increase in authorized stock or pursuant to an issuance of stock which has previously been authorized.

11. The corporation shall be governed by Law 32 of 1927 and by Decree Law No. 5 of 1997. In addition the corporation may continue as a corporation organized and existing under the laws of any other jurisdiction if so determined by a resolution of the Board of Directors and upon such continuation, the corporation shall cease being a corporation organized under the laws of the Republic of Panama.

ANNEX B

CERTIFICATE OF INCORPORATION
OF
WILLBROS GROUP, INC. (DELAWARE)

FIRST:  The name of the Corporation is Willbros Group, Inc. (the “Corporation”).

SECOND:  The address of the Corporation’s registered office in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, Delaware 19904. The name of its registered agent at such address is National Registered Agents, Inc.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “GCL”).

FOURTH:  (a) The total number of shares of stock which the Corporation shall have authority to issue is 71,000,000 shares of capital stock, consisting of (i) 70,000,000 shares of common stock, par value $0.05 per share (“Common Stock”), and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

(b) Each share of Common Stock shall entitle the registered holder thereof to one vote on all matters brought before stockholders of the Corporation for a vote.

(c) The holders of shares of Common Stock shall not have cumulative voting rights.

(d) The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

(e) Upon adoption by the Board of Directors of a resolution or resolutions regarding Preferred Stock, a Certificate of Designation of Preferences and Rights of Preferred Stock, setting forth the voting powers, designations, preferences, rights, qualifications and limitations with respect to Preferred Stock, shall be filed in accordance with the applicable requirements of the laws of the State of Delaware, and, once filed, such Certificate of Designation shall be incorporated as an integral part of this Article FOURTH and may not be amended or changed without the consent of a majority of the outstanding shares of such series of Preferred Stock then outstanding.

(f) Except as otherwise provided in any resolution or resolutions of the Board of Directors providing for the issuance of any particular series of Preferred Stock, the number of shares of stock of any such series so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of such series then outstanding) by a resolution or resolutions likewise adopted by the Board of Directors. In case the authorized number of shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued shares of Preferred Stock.

(g) Except as otherwise provided in any resolution or resolutions of the Board of Directors providing for the issuance of any particular series of Preferred Stock, Preferred Stock redeemed or otherwise acquired by the

Corporation shall assume the status of authorized but unissued Preferred Stock and shall be unclassified as to series and may thereafter, subject to the provisions of this Article FOURTH and to any restrictions contained in any resolution or resolutions of the Board of Directors providing for the issuance of any such series of Preferred Stock, be reissued in the same manner as other authorized but unissued Preferred Stock.

FIFTH:  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors in accordance with the following:

(a) The number of directors constituting the entire Board of Directors shall be not less than three (3) directors, nor more than twelve (12) directors, the exact number within such limits to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, provided however, that the number of directors shall not be reduced so as to shorten the term of any director at that time in office.

(b) Immediately following the effective time of the merger (the “Merger”) of Willbros Merger, Inc., a Delaware corporation and wholly-owned subsidiary of the Corporation, with and into Willbros Group, Inc., a Republic of Panama corporation, the Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III. All classes shall be as nearly equal in number as possible, and no class shall include less than one (1) director. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors as constituted immediately prior to the effective time of the Merger. The term of office of the initial Class I directors shall expire at the first annual meeting of stockholders following the effective time of the Merger; the term of office of the initial Class II directors shall expire at the next succeeding annual meeting of stockholders; and the term of office of the initial Class III directors shall expire at the second succeeding annual meeting of stockholders. At each annual meeting of stockholders after such initial classification, directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting. Each director shall hold office until the expiration of that director’s term and until that director’s successor is elected and qualifies or until that director’s earlier death, resignation or removal. If the number of directors is changed in accordance with the terms of this Certificate of Incorporation, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal in number as possible.

(c) Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until such director’s successor shall be elected and shall qualify or until such director’s earlier death, resignation or removal.

(d) Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), any director or the entire Board of Directors may be removed at any time by the affirmative vote of a majority of the outstanding shares of stock of the Corporation entitled to vote on that matter, but only for cause.

(e) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto (including the resolutions adopted by the Board of Directors pursuant to Article FOURTH), and such directors so elected shall not be divided into classes pursuant to paragraph (b) of this Article FIFTH unless expressly provided by such terms.

(f) Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), any proposal to amend or repeal, or adopt any provision inconsistent with, this Article FIFTH or any provision of this Article FIFTH shall require the affirmative vote of the holders of 75% or more of the outstanding shares of stock of the Corporation entitled to vote on such matter.

SIXTH:  No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

SEVENTH:  The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

The rights to indemnification and to the advancement of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of this Article SEVENTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

EIGHTH:  Immediately following the effective time of the Merger, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

NINTH:  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

TENTH:  In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s Bylaws. The Corporation’s Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote at an election of directors.

ELEVENTH:  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed in this Certificate of Incorporation, the Corporation’s Bylaws or the GCL, and all rights herein conferred upon stockholders are granted subject to such reservation.

TWELFTH:  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

THIRTEENTH:  The name and mailing address of the Sole Incorporator are as follows:

Name:	Address:

Robert J. Melgaard	Conner & Winters, LLP
4000 One Williams Center
Tulsa, Oklahoma 74172-0148

I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 10th day of November, 2008.

/s/  Robert J. Melgaard
Robert J. Melgaard

ANNEX C

BYLAWS
OF
WILLBROS GROUP, INC.

(a Delaware Corporation)

ARTICLE I

Offices and Fiscal Year

Section 1.01.  Registered Office.  The registered office of the corporation shall be in the City of Dover, County of Kent, State of Delaware, until otherwise established by a vote of a majority of the Board of Directors in office, and a statement of such change is filed in the manner provided by law.

Section 1.02.  Other Offices.  The corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation requires.

Section 1.03.  Fiscal Year.  The fiscal year of the corporation shall be the calendar year unless otherwise fixed by resolution of the Board of Directors.

ARTICLE II

Meetings of Stockholders

Section 2.01.  Place of Meeting.  Meetings of the stockholders of the corporation may be held at such place, within or without the State of Delaware, as may be determined by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”).

Section 2.02.  Annual Meeting.  An annual meeting of the stockholders of the corporation, for the purpose of the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held in each year on such date and at such time as shall be designated by the Board of Directors.

Section 2.03.  Special Meetings.  Special meetings of the stockholders of the corporation may be called at any time only by the President, Chief Executive Officer, Chairman of the Board, or a majority of the Board of Directors, for any purpose or purposes for which meetings may be lawfully called. At any time, upon written request of any person or persons who have duly called a special meeting, which written request shall state the purpose or purposes of the meeting, it shall be the duty of the President to fix the date of the meeting to be held at such date and time as the President may fix, not less than 10 nor more than 60 days after the receipt of the request, and to give due notice thereof. If the President shall neglect or refuse to fix the time and date of such meeting and give notice thereof, the person or persons calling the meeting may do so.

Section 2.04.  Notice of Meetings.  (a) Written notice of every meeting of the stockholders, stating the place, if any, date and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present and vote at such meeting shall be given by the Secretary of the corporation (or the person or persons calling the meeting) to each stockholder of record having voting power with respect to the business to be transacted at such meeting not less than 10 nor more than 60 days before the date of the meeting. Each notice of a special meeting shall state the purpose or purposes for which the meeting is being called. Any meeting at which all stockholders having voting power with respect to the business to be transacted thereat are present, either in person or by proxy, shall be a valid meeting for the transaction of business, notwithstanding that notice has not been given as hereinabove provided.

(b) Without limiting the manner by which notice otherwise may be given effectively to the stockholders, any notice to stockholders given by the corporation under any provision of the Delaware General Corporation Law, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Section 2.04(b) shall be deemed given: (A) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (C) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (D) if by any other form of electronic transmission, when directed to the stockholder.

Section 2.05.  Quorum, Adjournment and Action at Meeting.  The holders of a majority of the stock issued and outstanding (not including treasury shares) and entitled to vote thereat, present in person, by remote communication, if applicable, or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, the certificate of incorporation or these bylaws. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the stockholders entitled to vote thereat, present in person, by remote communication, if applicable, or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record having voting power with respect to the business to be transacted at such meeting. When a quorum is present at any meeting, in all matters other than the election of directors, the affirmative vote of the holders of the majority of the stock having voting power present in person, by remote communication, if applicable, or represented by proxy and entitled to vote shall be the act of the stockholders, except where a different vote is expressly required by law, applicable stock exchange rules, the certificate of incorporation or these bylaws, in which case such express provision shall govern and control. A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 2.10 of these bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the day next preceding the date the corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

Section 2.06.  Organization.  (a) At every meeting of the stockholders, the Chairman of the Board or the President or, in the absence of the Chairman of the Board and the President, one of the following persons present in the order stated: a chairman designated by the Board of Directors or a chairman chosen by the stockholders, shall act as chairman, and the Secretary, or, in his or her absence, an Assistant Secretary or a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

(b) The Board of Directors shall be entitled to make such rules and regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, if any, the chairman of any meeting of stockholders shall have the right and authority to determine the order of business and the procedure at the meeting, including, without limitation, such regulation of the time and manner of voting, limitations on participation in such meeting to stockholders of record and their duly appointed proxies and such other persons as the chairman shall permit, and limitations on the time allotted to questions or comments by participants, as, in his or her judgment, are necessary, appropriate or convenient for the conduct of the meeting.

Section 2.07.  Voting; Proxies.  Except as provided in the certificate of incorporation and subject to Section 5.06 of these bylaws, each stockholder shall be entitled to one vote for each share of capital stock entitled to vote held by such stockholder of record according to the records of the corporation. Every stockholder entitled to vote shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with the Delaware General Corporation Law. No proxy shall be voted after three years from its date, unless the proxy provides for a longer period. A written proxy shall be deemed executed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. An electronic proxy (which may be transmitted via telephone, electronic mail, the Internet or such other electronic means as the Board of Directors may determine from time to time) shall be deemed executed if the corporation receives an appropriate electronic transmission from the stockholder or the stockholder’s attorney-in-fact along with a pass code or other identifier which reasonably establishes the stockholder or the stockholder’s attorney-in-fact as the sender of such transmission. The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the Delaware General Corporation Law. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation.

Section 2.08.  Action by Consent.  (a) Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary by law, the certificate of incorporation or these bylaws to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

(b) Notwithstanding the foregoing, no such action by written consent may be taken by stockholders following the effective time of the of the merger (the “Merger”) of Willbros Merger, Inc., a Delaware corporation and wholly-owned subsidiary of the corporation, with and into Willbros Group, Inc., a Republic of Panama corporation.

Section 2.09.  Voting Lists.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order and show the address of each stockholder and the number of shares registered in the name of each stockholder. The list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (a) during ordinary business hours, at the principal place of business of the corporation, or (b) on a reasonably accessible electronic network as permitted by law (provided that the information required to gain access to the list is provided with the notice of the meeting). If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting.

Section 2.10.  Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the corporation’s notice of such meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 2.10, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.10.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.10(a)(i)(C) above, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. Such stockholder’s notice (whether provided pursuant to this Section 2.10(a)(ii) or Section 2.10(b)) must set forth: (A) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director (1) all information relating to such person as would be required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (3) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the Board of Director’s policies or guidelines on director elections; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (2) the class and number of shares of capital stock of the corporation that are owned beneficially and held of record by such stockholder and such beneficial owner, and (3) the disclosure of any short positions or other derivative positions relating to the corporation’s shares of such stockholder and such beneficial owner, such information to be updated to reflect any material change in such positions through the time of the annual meeting. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(iii) Notwithstanding anything in the second sentence of Section 2.10(a)(ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting (or, if the annual meeting is held more than thirty 30 days before or 60 days after such anniversary date, at least 100 days prior to such annual meeting), a stockholder’s notice required by this Section 2.10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

(b) Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of such meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by Section 2.10(a)(ii) shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or, if the first public announcement of the date of the special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(c) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. Except as otherwise provided by law, the certificate of incorporation or these bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.10 and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

(ii) For purposes of this Section 2.10, the term “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii) Notwithstanding the foregoing provisions of this Section 2.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. In order to include information with respect to a stockholder proposal in the proxy statement for a meeting of stockholders, stockholders must provide notice as required by Rule 14a-8 under the Exchange Act and otherwise satisfy its requirements.

ARTICLE III

Board of Directors

Section 3.01.  Powers.  The Board of Directors shall have full power to manage the business and affairs of the corporation; and all powers of the corporation, except those specifically reserved or granted to the stockholders by law, the certificate of incorporation or these bylaws, are hereby granted to and vested in the Board of Directors.

Section 3.02.  Number and Term of Office.  The authorized number of directors shall be fixed in accordance with the certificate of incorporation. Directors of the corporation need not be stockholders of the corporation. Immediately following the effective time of the Merger, the Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III. All classes shall be as nearly equal in number as possible, and no class shall include less than one (1) director. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors as constituted immediately prior to the effective time of the Merger. The term of office of the initial Class I directors shall expire at the first annual meeting of stockholders following the effective time of the Merger; the term of office of the initial Class II directors shall expire at the next succeeding annual meeting of stockholders; and the term of office of the initial Class III directors shall expire at the second succeeding annual meeting of stockholders. At each annual meeting of stockholders after such initial classification, directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting. Each director shall hold office until the expiration of that director’s term and until that director’s successor is elected and qualifies or until that director’s earlier death, resignation or removal.

Section 3.03.  Resignations.  Any director of the corporation may resign at any time upon notice given in writing or by electronic transmission to the President or the Secretary of the corporation. Resignations shall become effective upon receipt or at such later time as shall be specified therein and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

Section 3.04.  Vacancies and Newly-Created Directorships.  Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum. Any director chosen in accordance with the preceding sentence shall hold office until the next election of the class for which such director shall have been chosen and until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal.

Section 3.05.  Organization.  At every meeting of the Board of Directors, the Chairman of the Board, if any, or, in the case of a vacancy in the office or absence of the Chairman of the Board, the President or, in his or her absence, a chairman chosen by a majority of the directors present, shall preside, and the Secretary or, in his or her absence, an Assistant Secretary or any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 3.06.  Place of Meeting.  The Board of Directors may hold its meetings, both regular and special, at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine, or as may be designated in the notice calling the meeting.

Section 3.07.  Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and place as shall be designated from time to time by the Board of Directors. If the date fixed for any regular meeting be a legal holiday under the laws of the State where such meeting is to be held, then the same shall be held on the next succeeding business day, not a Saturday, or at such other time as may be determined by resolution of the Board of Directors. At such meetings, the directors shall transact such business as may properly be brought before the meeting.

Section 3.08.  Special Meetings.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, the President or by two or more of the directors. Notice of the time and place, if any, of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least 48 hours before the date and time of the meeting. If notice is sent by U.S. mail, it shall be sent by first class mail, charges prepaid, at least five (5) days before the date of the meeting. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A notice or waiver of notice of a meeting of the Board of Directors need not specify the business to be transacted at or the purpose of the meeting.

Section 3.09.  Conference Telephone Meetings.  Any member of the Board of Directors may participate in a meeting of the Board, or of a committee of the Board, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear or otherwise communicate with each other. Participation in a meeting by such means shall constitute presence in person at such meeting.

Section 3.10.  Quorum, Manner of Acting and Adjournment.  At all meetings of the Board a majority of the directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except on additions, amendments, repeal or any changes whatsoever in the bylaws or the adoption of new bylaws with respect to any of which the affirmative votes of at least a majority of the members of the Board of Directors shall be necessary for the adoption of such changes and except as may be otherwise specifically provided by law or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be obtained.

Section 3.11.  Committees.  The Board of Directors may, by resolution adopted by a majority of the whole Board, designate an executive committee, an audit committee, a compensation committee, a nominating/corporate governance committee and/or one or more other committees, each committee to consist of one or more directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member, and the alternate or alternates, if any, designated for such member, of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. A majority of the members of any committee, as at the time constituted, shall be necessary to constitute a quorum thereof, and the act of a majority of the members of any committee who are present at any meeting thereof at which a quorum is present shall be the act of such committee. Any vacancy in any committee shall be filled by vote of a majority of the directors at the time in office.

Any such committee, to the extent provided in the resolution establishing such committee, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it, except that no such committee shall have the power or authority of the Board of Directors (a) to approve, adopt or recommend to the stockholders any action or matter expressly required by the Delaware General Corporation Law to be submitted to the stockholders for approval, or (b) to adopt, amend, or repeal any bylaw of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee so formed shall fix the time and place of its meetings and its own rules of procedure and shall keep regular minutes of its meetings and report from time to time to the Board of Directors.

Section 3.12.  Consent of Directors in Lieu of Meeting.  Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or the committee, as the case may be, consent thereto in writing or by electronic transmission (including electronic mail), and such writing or writings or electronic transmission or transmissions (including electronic mail) are filed with the minutes of proceedings of the Board or the committee.

Section 3.13.  Presumption of Assent.  A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless such director’s dissent shall be entered in the minutes of the meeting or unless such director shall file his or her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or unless such director shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.14.  Compensation of Directors.  Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated retainer as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.15.  Removal of Directors.  No director may be removed from office at any time without cause. Subject to any limitations imposed by law, a director may be removed at any time for cause by the affirmative vote of the holders of a majority of the voting power of then-outstanding shares of voting stock entitled to generally vote at any election of directors.

ARTICLE IV

Officers

Section 4.01.  Number, Qualifications and Designation.  The officers of the corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer and/or President, Secretary, Treasurer and such other officers as may be elected in accordance with the provisions of Section 4.03 of this Article. One person may hold more than one office. Officers may be, but need not be, directors or stockholders of the corporation.

Section 4.02.  Election and Term of Office.  The officers of the corporation, except those elected by delegated authority pursuant to Section 4.03 of this Article, shall be elected annually by the Board of Directors, and each such officer shall hold his or her office until such officer’s successor shall have been elected and shall qualify, or until his or her earlier death, resignation or removal. Any officer may resign at any time upon written notice to the corporation or may be removed, with or without cause, by the Board of Directors.

Section 4.03.  Other Officers, Committees and Agents.  The Board of Directors may from time to time elect such other officers, including without limitation a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, and appoint such committees, employees and other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these bylaws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

Section 4.04.  Chairman of the Board and Vice Chairman.  The Chairman of the Board, if any, shall preside at all meetings of the stockholders and the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors from time to time. He or she may sign and deliver on behalf of the corporation any deeds, mortgages, bonds, contracts, certificates, powers of attorney and other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed. The Vice Chairman, if any, shall, at the request of the Chairman or in his or her absence or disability, perform the duties and exercise the powers of the Chairman, and shall perform such other duties as the Board of Directors shall prescribe.

Section 4.05.  Chief Executive Officer.  The Chief Executive Officer shall be the chief executive officer of the corporation and, subject to the control and powers of the Board of Directors, shall have the general charge of the business, properties, activities and policies of the corporation. The Chief Executive Officer shall, if there is no Chairman or Vice Chairman of the Board, or in their absence, preside at all meetings of the stockholders and, if he or she is also a director, at all meetings of the Board of Directors. He or she may sign and deliver on behalf of the corporation any deeds, mortgages, bonds, contracts, certificates, powers of attorney and other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed. The Chief Executive Officer may employ all agents and employees of the corporation and may discharge any such agent or employee, and, in general, shall perform all duties incident to the office of Chief Executive Officer, and such other duties as from time to time may be assigned to him or her by the Board of Directors.

Section 4.06.  President.  If there is no Chief Executive Officer then in office, the President shall perform the duties of, and shall be subject to all other restrictions of, the Chief Executive Officer. The President shall, in the absence or disability of the Chief Executive Officer, act with all powers and be subject to all other restrictions of the Chief Executive Officer. The President shall have such other powers and perform such other duties as the Board of Directors may prescribe.

Section 4.07.  Chief Operating Officer.  The Board of Directors may assign the duties of the Chief Operating Officer of the corporation to any officer of the corporation. Such duties shall include the authority necessary for the active management and general supervision of the everyday business of the corporation and the duty to see that all orders and policies of the Chief Executive Officer and the Board of Directors are carried into effect.

Section 4.08.  Chief Financial Officer.  The Board of Directors may assign the duties of Chief Financial Officer of the corporation to any officer of the corporation. Such duties shall include the active management and supervision of the financial and accounting affairs of the corporation.

Section 4.09.  Vice Presidents.  The Vice Presidents, in the order determined by the Board of Directors or the Chief Executive Officer, shall, at the request of the President or in his absence or disability, perform the duties and exercise the powers of the President and such other duties as may from time to time be assigned by the Board of Directors or by the President. At the discretion of the Board of Directors, one or more Vice Presidents may be designated as an Executive Vice President or Senior Vice President.

Section 4.10.  Secretary and Assistant Secretaries.  The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record the proceedings of the stockholders and of the directors and of committees of the Board in a book or books to be kept for that purpose; see that notices are given and records and reports properly kept and filed by the corporation as required by law; be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, perform all duties incident to the office of Secretary, and such other duties as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer. Any Assistant Secretary shall, at the request of the Secretary or in his or her absence or disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the Secretary shall prescribe.

Section 4.11.  Treasurer and Assistant Treasurers.  The Treasurer shall have or provide for the custody of the funds or other property of the corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys, and other valuable effects, in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors. Whenever so required by the Board of Directors or the Chief Executive Officer, the Treasurer shall render an account showing his or her transactions as Treasurer and the financial condition of the corporation. In general, the Treasurer shall discharge such other duties as may from time to time be assigned to him or her by the Board of Directors or the Chief Executive Officer. Any Assistant Treasurer shall, at the request of the Treasurer or in his or her absence or disability, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the Treasurer shall prescribe.

Section 4.12.  Officers’ Bonds.  No officer of the corporation need provide a bond to guarantee the faithful discharge of his or her duties unless the Board of Directors shall by resolution so require a bond, in which event such officer shall give the corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office.

Section 4.13.  Compensation.  The compensation of the officers and agents of the corporation elected by the Board of Directors shall be fixed from time to time by the Board of Directors. Any employment contract, whether for an officer, agent or employee, if expressly approved or specifically authorized by the Board of Directors, may fix a term of employment, and any such contract, but only if so approved or authorized, shall be valid and binding upon the corporation in accordance with the terms thereof; provided, however, this provision shall not limit or restrict in any way the right of the corporation at any time in its discretion (which right is hereby expressly reserved) to remove from office, discharge or terminate the employment or otherwise dispense with the services of any such officer, agent or employee, as provided in these bylaws, prior to the expiration of the term of employment under any such contract, provided only that the corporation shall not thereby be relieved of any continuing liability for salary or other compensation provided for in such contract.

Section 4.14.  Action with Respect to Securities of Other Corporations.  Unless otherwise directed by the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer and/or President, or any Vice President of the corporation, together with the Secretary, the Deputy Corporate Secretary or any Assistant Secretary of the corporation, shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of security holders, or with respect to any action of security holders, of any other corporation in which the corporation may hold securities and shall have power to exercise any and all rights and powers which the corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V

Capital Stock

Section 5.01.  Issuance.  The directors may, at any time and from time to time, if all of the shares of capital stock which the corporation is authorized by its certificate of incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its certificate of incorporation. Unless otherwise provided by the certificate of incorporation or these bylaws, the Board of Directors may provide by resolution that some or all of any or all classes and series of the shares of capital stock of the corporation shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. The stock certificates of the corporation shall be numbered and registered in the stock ledger and transfer books of the corporation as they are issued. The Board of Directors may also appoint one or more transfer agents and/or registrars for its stock of any class or classes and for the transfer and registration of certificates representing the same and may require stock certificates to be countersigned by one or more of them. They shall be signed by the Chairman or Vice Chairman of the Board or the Chief Executive Officer, President or a Vice President and attested by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed signature. Any or all of the signatures upon such certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed, or whose facsimile, engraved or printed signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent or registrar at the date of its issue.

Section 5.02.  Regulations Regarding Certificates.  Except as otherwise provided by law, the Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issuance, transfer and registration or the replacement of certificates for shares of capital stock of the corporation.

Section 5.03.  Stock Certificates.  Stock certificates of the corporation shall be in such form as is provided by law and approved by the Board of Directors. The stock record books and the blank stock certificate books shall be kept by the Secretary of the corporation or by any agency designated by the Board of Directors for that purpose.

Section 5.04.  Lost, Stolen, Destroyed or Mutilated Certificates.  The Board of Directors may direct a new certificate or certificates of stock or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5.05.  Record Holder of Shares.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 5.06.  Determination of Stockholders of Record for Voting at Meetings.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.07.  Determination of Stockholders of Record for Dividends and Distributions.  In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

Indemnification of Officers, Directors,
Employees and Agents

Section 6.01.  Indemnification in Third Party Proceedings.  The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any “third party proceeding” (which shall include, for purposes of this Article VI, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including without limitation attorneys’ fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal third party proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

Section 6.02.  Indemnification in Corporate Proceedings.  The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any “corporate proceeding” (which shall mean, for purposes of this Article VI, any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including without limitation attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of a corporate proceeding if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the corporate proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 6.03.  Mandatory Indemnification.  To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding referred to in Section 6.01 or 6.02 above or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including without limitation attorneys’ fees, actually and reasonably incurred by such person in connection therewith.

Section 6.04.  Determination of Entitlement to Indemnification.  Any indemnification under Section 6.01, 6.02 or 6.03 of this Article VI (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of a present or former director or officer of the corporation is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.01, 6.02 or 6.03 of this Article VI. This determination shall be made, with respect to a person who is a director or officer at the time of the determination:

(a) By a majority vote of the directors who are not parties to the third party or corporate proceeding, even though less than a quorum;

(b) By a committee of directors designated by a majority vote of directors, even though less than a quorum;

(c) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

(d) By the stockholders.

Section 6.05.  Burden of Proof.  In the event a claim for indemnification by any person who was or is a party or is threatened to be made a party to any third party or corporate proceeding is denied by the corporation (except for a claim by a person described in Section 6.08 hereof), the corporation shall, in any subsequent legal proceedings relating to such denial, have the burden of proving that indemnification was not required under Section 6.01, 6.02 or 6.03 of this Article VI, without regard to Section 6.04 hereof, or under any other agreement or undertaking between the corporation and such person, or was not permitted under applicable law.

Section 6.06.  Advancing Expenses.  Expenses (including, without limitation, attorneys’ fees) incurred by a director or officer or former director or officer in defending a third party or corporate proceeding shall be paid by the corporation in advance of the final disposition of such third party or corporate proceeding upon receipt of an undertaking by or on behalf of the director or officer or former director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article VI. Expenses (including, without limitation, attorneys’ fees) incurred by other employees and agents may be so paid upon the terms and conditions, if any, as the corporation deems appropriate.

Section 6.07.  Employee Benefit Plans.  For purposes of this Article VI, references to “other enterprises” shall include, but are not limited to, employee benefit plans; references to “fines” shall include, but are not limited to, any excise taxes assessed on a person with respect to an employee benefit plan; references to “serving at the request of the corporation” shall include, but are not limited to, any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves service by, the director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation.”

Section 6.08.  Employees and Agents.  The corporation may, but is not required to, indemnify any employee or agent of the corporation who is not also a director or officer of the corporation if the determining group as specified in Section 6.04 determines that indemnification is proper in the specific case.

Section 6.09.  Scope of Article.  The indemnification and advancement of expenses, as authorized by this Article VI, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding an office.

Section 6.10.  Reliance on Provisions.  Each person who shall act as a director or officer of the corporation, or a person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article VI, and the provisions of this Article VI shall be deemed a contract between the corporation and such person.

Section 6.11.  Insurance.  The corporation shall have the power to, but shall not be obligated to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

Section 6.12.  Rights Continue.  The indemnification and advancement of expenses provided by or granted pursuant to this Article VI, unless otherwise provided when authorized or ratified, shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII

General Provisions

Section 7.01.  Dividends.  Subject to the provisions of the certificate of incorporation, if any, dividends upon the capital stock of the corporation may be declared by the Board of Directors at any regular or special meeting in accordance with law. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.02.  Checks.  All checks, notes, drafts or other instruments for the payment of money drawn or endorsed in the name of the corporation may be signed by the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or by such person or persons as authorized from time to time by the Board of Directors to do so.

Section 7.03.  Corporate Seal.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the state of its incorporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 7.04.  Amendment of Bylaws.  These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation, at any regular or special meeting of the stockholders or of the Board of Directors, as the case may be, if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Willbros Group, Inc., or Willbros Delaware, is a corporation organized under Delaware law. Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature, by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, in a proceeding not by or in the right of the corporation, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation may not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper. The bylaws of Willbros Delaware provide that Willbros Delaware shall indemnify an officer or director against liability incurred by such person as authorized under the General Corporation Law of the State of Delaware. In addition, Willbros Delaware has entered into specific agreements with its directors and officers providing for indemnification of such persons under certain circumstances.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Willbros Delaware’s certificate of incorporation provides for limitation of liability for beach of fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law.

Willbros Delaware maintains standard policies of insurance under which coverage is provided to its directors and officers against certain liabilities, including certain liabilities arising under the Securities Act, that might be incurred by them in such capacities.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit
Number	Description

2	Agreement and Plan of Merger among Willbros Group, Inc., a Delaware corporation, Willbros Group, Inc., a Republic of Panama corporation, and Willbros Merger, Inc., a Delaware corporation (included as Annex A to the proxy statement/prospectus included in this registration statement).
3.1	Certificate of Incorporation of Willbros Group, Inc., a Delaware corporation (included as Annex B to the proxy statement/prospectus included in this registration statement).
3.2	Bylaws of Willbros Group, Inc., a Delaware corporation (included as Annex C to the proxy statement/prospectus included in this registration statement).
5.1	Opinion of Conner & Winters, LLP regarding the legality of the securities.
8.1	Opinion of Sidley Austin LLP as to certain tax matters.
8.2	Opinion of Arias, Fabrega & Fabrega as to certain tax matters.
8.3	Opinion of NautaDutilh N.V. as to certain tax matters.
23.1	Consent of Grant Thornton LLP.
23.2	Consent of GLO CPAs, LLLP.
23.3	Consent of Conner & Winters, LLP (included in Exhibit 5.1).
23.4	Consent of Sidley Austin LLP (included in Exhibit 8.1).
23.5	Consent of Arias, Fabrega & Fabrega (included in Exhibit 8.2).
23.6	Consent of NautaDutilh N.V. (included in Exhibit 8.3).
24	Power of Attorney (included on the signature page to this Registration Statement).
99.1	Form of proxy for the Special Meeting of Stockholders of Willbros Panama.
99.2	Form of tax basis questionnaire.

ITEM 22.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 12th day of November, 2008.

WILLBROS GROUP, INC.

By:	/s/ Robert R. Harl
Robert R. Harl
Chief Executive Officer, President and
Chief Operating Officer

Each of the undersigned officers and directors of Willbros Group, Inc., a Delaware corporation, whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and John T. Dalton, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Robert R. Harl Robert R. Harl	Director, Chief Executive Officer, President and Chief Operating Officer (Principal Executive Officer)	November 12, 2008

/s/ Van A. Welch Van A. Welch	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	November 12 2008

/s/ Arlo B. DeKraai Arlo B. DeKraai	Director	November 12, 2008

/s/ John T. McNabb, II John T. McNabb, II	Director	November 12, 2008

EXHIBIT INDEX

Exhibit
Number	Description

2	Agreement and Plan of Merger among Willbros Group, Inc., a Delaware corporation, Willbros Group, Inc., a Republic of Panama corporation, and Willbros Merger, Inc., a Delaware corporation (included as Annex A to the proxy statement/prospectus included in this registration statement).
3.1	Certificate of Incorporation of Willbros Group, Inc., a Delaware corporation (included as Annex B to the proxy statement/prospectus included in this registration statement).
3.2	Bylaws of Willbros Group, Inc., a Delaware corporation (included as Annex C to the proxy statement/prospectus included in this registration statement).
5.1	Opinion of Conner & Winters, LLP regarding the legality of the securities.
8.1	Opinion of Sidley Austin LLP as to certain tax matters.
8.2	Opinion of Arias, Fabrega & Fabrega as to certain tax matters.
8.3	Opinion of NautaDutilh N.V. as to certain tax matters.
23.1	Consent of Grant Thornton LLP.
23.2	Consent of GLO CPAs, LLLP.
23.3	Consent of Conner & Winters, LLP (included in Exhibit 5.1).
23.4	Consent of Sidley Austin LLP (included in Exhibit 8.1).
23.5	Consent of Arias, Fabrega & Fabrega (included in Exhibit 8.2).
23.6	Consent of NautaDutilh N.V. (included in Exhibit 8.3).
24	Power of Attorney (included on the signature page to this Registration Statement).
99.1	Form of proxy for the Special Meeting of Stockholders of Willbros Panama.
99.2	Form of tax basis questionnaire.